UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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CISCO SYSTEMS, INC.

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Notice of Annual Meeting of Shareholders and

Proxy

Statement

December 11, 2017 at 10:00 a.m. Pacific Time

Cisco campus in Building 9

260 East Tasman Drive,

San Jose, California 95134

October 23, 2017

Dear Cisco Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cisco Systems, Inc., which will be held on the Cisco campus in Building 9 located at 260 East Tasman Drive, San Jose, California on Monday, December 11, 2017 at 10:00 a.m. Pacific Time.

Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Shareholders and the Proxy Statement. You will find a Proxy Summary starting on the first page of the Proxy Statement, and you will find a map with directions to the annual meeting on the final page of the Proxy Statement.

We are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

We look forward to seeing you at the annual meeting.

Charles H. Robbins

Chief Executive Officer

San Jose, California

Your Vote is Important

See section entitled “Information about the Meeting — Voting via the Internet, by Telephone or by Mail” on page 71 of the Proxy Statement for detailed information regarding voting instructions.

Notice of Annual Meeting of Shareholders

Date	December 11, 2017

Time	10:00 a.m. Pacific Time

Place	Cisco campus in Building 9 260 East Tasman Drive San Jose, California 95134

Record date	October 13, 2017

Items of business

•     To elect to Cisco’s Board of Directors the following eleven nominees presented by the Board of Directors: Carol A. Bartz, M. Michele Burns, Michael D. Capellas, Amy L. Chang, Dr. John L. Hennessy, Dr. Kristina M. Johnson, Roderick C. McGeary, Charles H. Robbins, Arun Sarin, Brenton L. Saunders and Steven M. West

•     To approve the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan (“2005 Stock Incentive Plan”)

•     To approve the amendment and restatement of the Cisco Systems, Inc. Executive Incentive Plan (“EIP”)

•     To vote on a non-binding advisory resolution to approve executive compensation

•     To vote on a non-binding advisory proposal on the frequency of holding future votes regarding executive compensation

•     To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 28, 2018

•     To vote upon a proposal submitted by shareholders, if properly presented at the annual meeting

•     To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof

Proxy voting

Whether or not you plan to attend the annual meeting, please vote as soon as possible. Please refer to the section entitled “Information about the Meeting —Voting via the Internet, by Telephone or by Mail” on page 71 of the Proxy Statement for a description of how to vote in advance of the meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at Cisco’s principal executive office.

By Order of the Board of Directors

Evan Sloves

Secretary

San Jose, California

October 23, 2017

Proxy Statement for

2017 Annual Meeting of Shareholders

PROXY SUMMARY

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Monday, December 11, 2017, on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, and at any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about October 25, 2017 to shareholders entitled to vote at the annual meeting.

This summary highlights selected information about the items to be voted on at the annual meeting and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote, and you should read the entire proxy statement carefully before voting. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement.

Annual Meeting Proposals

Proposal	Recommendation of the Board	Page

1 — Election of Directors	FOR each of the nominees	7

2 — Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan	FOR	19

3 — Approval of the Amendment and Restatement of the Executive Incentive Plan	FOR	28

4 — Advisory Vote to Approve Executive Compensation	FOR	31

5 — Advisory Vote on the Frequency of Holding Future Votes Regarding Executive Compensation	1 YEAR	33

6 — Ratification of Independent Registered Public Accounting Firm	FOR	63

7 — Shareholder Proposal	AGAINST	67

Corporate Governance Highlights

Cisco’s Board of Directors is composed of skilled and diverse directors and has established robust corporate governance practices and policies in order to promote shareholder returns. The Board believes strongly in the value of an independent board of directors. Cisco has established a Lead Independent Director role with broad authority and responsibility, which is currently filled by Ms. Bartz. See the “Corporate Governance” section starting on page 3 for more information on the following:

•	Our corporate governance policies and practices and where you can find key information regarding our corporate governance initiatives

•	Our balanced Board leadership structure and qualifications, including a Lead Independent Director, with over 80% of the members being independent

•

Our shareholder engagement during fiscal 2017, during which we engaged with shareholders representing approximately 35% of our outstanding shares on a variety of topics, including our corporate governance and risk management practices, board refreshment, sustainability initiatives, our executive compensation program, and other matters of shareholder interest

Executive Compensation Highlights

Our pay practices align with our pay for performance philosophy and underscore our commitment to sound compensation and governance practices.

Our executive compensation program rewards performance	Compensation philosophy designed to attract and retain, motivate performance and reward achievement
Performance measures aligned with shareholder interests
Majority of annual total direct compensation is performance-based
No dividends on unvested awards
We apply leading executive compensation practices	Independent compensation committee
Independent compensation consultant
Comprehensive annual compensation program risk assessment
Caps on incentive compensation
No employment or severance or change in control agreements
Stock ownership guidelines
Recoupment policy
Eliminate single trigger vesting of equity award grants
No stock option repricing or cash-out of underwater equity awards
“No perks” policy with limited exceptions
No supplemental executive retirement plan or executive defined benefit pension plan
No golden parachute tax gross-ups
Broad anti-pledging and hedging policies

In fiscal 2016, we took the following actions to align compensation with company performance:

•	Eliminated single-trigger change in control vesting for future equity grants beginning in July 2016;

•	Clarified that our long-standing prohibition on stock option repricing also prohibits the cash-out of underwater equity awards; and

•	Eliminated certain limited exceptions to our hedging and pledging policies.

At the 2016 annual meeting, the advisory vote to approve executive compensation, or the say-on-pay proposal, was approved by approximately 94% of shareholder votes.

In fiscal 2017, we continued to refine our executive compensation programs to more closely align compensation with company performance:

Change to our Executive Compensation Program	Intended Outcome	When Effective
Clarified our pay philosophy of not tying compensation to specific target percentiles	Compensation will be determined on a case-by-case basis	March 2017
Adopted a “no perks” policy with limited exceptions	Perquisites will only be offered in a business context when they provide necessities or conveniences that allow executive officers to effectively carry out their roles with Cisco	July 2017
Revised our fiscal 2017 EIP formula to further align individual performance with company performance	Reduce impact of individual performance to actively reinforce the mindset that company performance drives opportunity	Applies to 2017 annual bonuses
Revised our 2005 Stock Incentive Plan to expressly provide that dividends and dividend equivalents will not be paid out or settled on unvested awards	Dividend and dividend equivalents will only be paid or settled after the underlying awards have been earned	December 2017 (subject to shareholder approval of plan)

CORPORATE GOVERNANCE

Corporate Governance Policies and Practices

Cisco is committed to shareholder-friendly corporate governance and the Board of Directors has adopted clear corporate policies that promote excellence in corporate governance. We have adopted policies and practices that are consistent with our commitment to transparency and best-in-class practices, as well as to ensure compliance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing requirements of NASDAQ, and applicable corporate governance requirements. Key corporate governance policies and practices include:

•	The Board of Directors has held annual elections of directors since Cisco’s initial public offering

•	The Board of Directors has adopted majority voting for uncontested elections of directors

•	A majority of the Board of Directors is independent of Cisco and its management

•	The Board of Directors has a robust Lead Independent Director role

•	The independent members of the Board of Directors meet regularly without the presence of management

•	Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee

•	Shareholders that meet standard eligibility requirements may submit director candidates for election in Cisco’s proxy statement through its proxy access bylaw provision

•	Shareholders have the right to take action by written consent

•	Shareholders have the right to call a special meeting

•	No poison pill

•

All members of the key committees of the Board of Directors—the Audit Committee, the Compensation and Management Development Committee (the “Compensation Committee”), and the Nomination and Governance Committee—are independent

•	The charters of the committees of the Board of Directors clearly establish the committees’ respective roles and responsibilities

•	Cisco has a clear Code of Business Conduct (“COBC”) that is monitored by Cisco’s ethics office and is annually affirmed by its employees

•

Cisco’s ethics office has a hotline available to all employees, and Cisco’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters

•	Cisco has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer

•	Cisco’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Cisco’s Audit Committee

•	Cisco has adopted a compensation recoupment policy that applies to its executive officers

•	Cisco has stock ownership guidelines for its non-employee directors and executive officers

Key information regarding Cisco’s corporate governance initiatives can be found on its website, including Cisco’s corporate governance policies, Cisco’s COBC and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on “Corporate Governance” in the Investor Relations section of the website at investor.cisco.com.

Board Leadership Structure

Cisco’s Board of Directors believes strongly in the value of an independent board of directors. Independent board members have consistently comprised over 75% of the members of Cisco’s Board of Directors. All members of the key board committees—the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee—are independent. Cisco has established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the Board of Directors also meet regularly without management; the Lead Independent Director chairs those meetings. Ms. Bartz currently serves as Lead Independent Director, and Mr. Chambers currently serves as Cisco’s Executive Chairman.

The Board of Directors believes that it should maintain flexibility to select Cisco’s Chairman and board leadership structure from time to time. Our policies do not preclude the Chief Executive Officer (“CEO”) from also serving as Chairman of the Board, and Mr. Chambers, our former CEO, served in both positions until his retirement as CEO in July 2015. Mr. Chambers, an employee director, serves now as Cisco’s Executive Chairman. The Board of Directors believes that this leadership structure with a strong Lead Independent Director provides balance and currently is in the best interest of Cisco and its shareholders. The role given to the Lead Independent Director helps ensure a strong independent and active board, while Mr. Chambers’ continued engagement enables Cisco and the Board to continue to benefit from his skills and expertise, including his extensive knowledge of Cisco and its industry, and his experience successfully navigating Cisco through both strong and challenging periods. In addition, Ms. Bartz’s role as Lead Independent Director includes facilitating the Board’s performance evaluation of the CEO in conjunction with the Compensation Committee.

On September 13, 2017, Mr. Chambers notified Cisco and its Board of Directors of his decision not to stand for re-election at the 2017 Annual Meeting of Shareholders. On October 4, 2017, the Board of Directors adopted a board chairmanship succession plan designating Mr. Robbins to succeed Mr. Chambers as Chairman of the Board effective upon Mr. Robbins’ re-election to the Board of Directors. Mr. Robbins will retain his position as CEO. The Board of Directors considered Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and believes that Mr. Robbins’ ability to speak as Chairman and CEO provides strong unified leadership for Cisco. The Board of Directors believes re-combining the roles of Chairman and CEO under Mr. Robbins’ leadership, combined with a strong Lead Independent Director provides balance and will be in the best interest of Cisco and its shareholders.

The Lead Independent Director is elected by and from the independent directors. Each term of service in the Lead Independent Director position is one year, and the Lead Independent Director has the following responsibilities, as set forth in the Board of Directors’ corporate governance policies:

•	authority to call meetings of the independent directors

•	presiding at all meetings of the Board of Directors at which the Chairman is not present, including sessions of the independent directors

•	serving as principal liaison between the independent directors and the Chairman and CEO

•	communicating from time to time with the Chairman and CEO and disseminating information to the rest of the Board of Directors as appropriate

•	providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict

•

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity and timeliness of such information)

•	being available, as appropriate, for consultation and direct communication with major shareholders

•	presiding over the annual self-evaluation of the Board of Directors

Shareholder Engagement

At Cisco, we recognize the importance of regular and transparent communication with our shareholders. Each year, we continually engage with a significant portion of shareholders that include our top institutional investors. In fiscal 2017, we held meetings and conference calls with investors representing approximately 35% of our outstanding shares. We engaged with these shareholders on a variety of topics, including our corporate governance and risk management practices, board refreshment, sustainability initiatives, our executive compensation program, and other matters of shareholder interest.

Proxy Access

During the summer of 2016, Cisco, including its Executive Chairman, engaged in extensive outreach with investors representing over 34% of shares outstanding to discuss Cisco’s potential adoption of proxy access, among other governance matters. Substantially all of the shareholders Cisco engaged with supported the basic elements of Cisco’s proposed bylaw amendments. The detailed feedback received from shareholders was reported to Cisco’s Nomination and Governance Committee and to the Board of Directors. Following a robust review of that feedback, corporate governance best practices and trends, and Cisco’s particular facts and circumstances, in July 2016, the Board of Directors adopted amendments to Cisco’s bylaws to allow a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years a number of Cisco shares that constitutes at least 3% of Cisco’s outstanding shares, to nominate and include in Cisco’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The amended bylaws specifically allow funds under common management to be treated as a single shareholder, and permit share lending with a five day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.

Board Refreshment

Cisco regularly evaluates the need for board refreshment. The Nomination and Governance Committee, and the Board of Directors, are focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the shaping of Cisco’s business strategy. During fiscal 2017, the Board of Directors appointed Amy L. Chang and Brenton L. Saunders to the Board upon the recommendation of the Nomination and Governance Committee. For more information on the skills and experience of Ms. Chang and Mr. Saunders, see “Proposal No. 1—Election of Directors.”

Cisco policy also provides that no individual will be eligible to be nominated or renominated for election to the Board of Directors after his or her 70th birthday. Under this policy, Ms. Bartz will not be eligible for re-election at the 2018 annual meeting, and Mr. McGeary will not be eligible for re-election at the 2020 annual meeting.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews the appropriate skills and characteristics required of board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Additionally, due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on the Board of Directors. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill.

Current Directors	Leadership	Technology	Financial Experience	Global Business	Gender/ Ethnic Diversity	Sales and Marketing	Academia	Public Company Board Experience
Carol A. Bartz
M. Michele Burns
Michael D. Capellas
John T. Chambers
Amy L. Chang
Dr. John L. Hennessy
Dr. Kristina M. Johnson
Roderick C. McGeary
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Steven M. West

The first graph below summarizes key qualifications, skills and attributes that we believe are most relevant to the decision to nominate candidates to serve on the Board of Directors and the prevalence of those characteristics on Cisco’s current Board. The Nomination and Governance Committee, and the Board, will also regularly evaluate the key qualifications, skills and attributes required in order to effectively refresh the Board with engaged and dynamic leaders with a proven business track record who will bring fresh perspectives to the Board while maintaining the productive working dynamics and collegiality of the Board. The second graph below shows tenure of Cisco’s Board.

See the “Proposal No. 1—Election of Directors—Board Meetings and Committees—Nomination and Governance Committee” section in this Proxy Statement for more information on the process and procedures related to the Board nomination process.

Public Policy Engagements

Information about Cisco’s public policy engagement approach, including its policy priorities, the limitations it imposes on itself relating to public policy-related activities, and the manner in which it discloses its public policy efforts, is disclosed on Cisco’s public website on a webpage entitled “Cisco Public Policy Engagements”

http://www.cisco.com/c/en/us/about/government-affairs/government-policy-issues/public-policy-engagements.html.

In part as a result of proactive engagement with its shareholders, Cisco regularly reviews and updates this webpage. For example, in fiscal 2016 Cisco expanded disclosure around payments to trade associations, industry groups and certain other organizations, and in fiscal 2017 Cisco included links to its federal lobbying disclosure reports.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Cisco’s Board of Directors through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address: Board of Directors, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Shareholders also may communicate with Cisco’s Compensation Committee through Cisco’s Secretary by sending an email to compensationcommittee@cisco.com, or by writing to the following address: Compensation and Management Development Committee, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Cisco’s Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

BOARD OF DIRECTORS

Proposal No. 1 — Election of Directors

The names of persons who are nominees for director and their current positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. Each of the current directors has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee and has decided to stand for election, with the exception of John T. Chambers, who has notified Cisco and its Board of Directors of his decision not to stand for re-election at the 2017 Annual Meeting of Shareholders. The authorized number of directors is twelve, and in connection with the election of directors at the annual meeting the authorized number of directors is being reduced to eleven.

The Board of Directors appointed Brenton L. Saunders to the Board in March 2017 upon the recommendation of the Nomination and Governance Committee. Mr. Saunders was brought to the attention of the Nomination and Governance Committee as a potential candidate by a third-party search firm.

Director Nominees	Positions and Offices Held with Cisco	Age	Director Since	Other Public Company Boards
Carol A. Bartz	Lead Independent Director	69	1996	—
M. Michele Burns	Director	59	2003	4
Michael D. Capellas	Director	63	2006	2
Amy L. Chang	Director	40	2016	1
Dr. John L. Hennessy	Director	65	2002	1
Dr. Kristina M. Johnson	Director	60	2012	1
Roderick C. McGeary	Director	67	2003	2
Charles H. Robbins	CEO and Director	51	2015	1
Arun Sarin	Director	62	2009	3
Brenton L. Saunders	Director	47	2017	1
Steven M. West	Director	62	1996	—

Business Experience and Qualifications of Nominees

Ms. Bartz, 69, has been a member of the Board of Directors since November 1996. Since November 2005, she has served as Lead Independent Director. Ms. Bartz served as Chief Executive Officer and as a member of the board of directors of Yahoo! Inc. from January 2009 to September 2011 and as President of Yahoo! from April 2009 to September 2011. From May 2006 to February 2009, she was Executive Chairman of the Board of Autodesk, Inc. From April 1992 to April 2006, she served as Chairman of the Board and Chief Executive Officer of Autodesk. Prior to that, Ms. Bartz was employed by Sun Microsystems, Inc. from 1983 to April 1992. Ms. Bartz also has previously served on the boards of AirTouch Communications, Inc., BEA Systems, Inc., Cadence Design Systems, Inc., Intel Corporation, the New York Stock Exchange and Network Appliance, Inc.

Ms. Bartz brings to the Board of Directors leadership experience, including service as the chief executive of two public technology companies. These roles have required technology industry expertise combined with marketing, operational and global management expertise. Ms. Bartz also has experience as a public company outside director.

Ms. Burns, 59, has been a member of the Board of Directors since November 2003. She has served as the Center Fellow and Strategic Advisor to the Stanford Center on Longevity at Stanford University since August 2012. She served as the Chief Executive Officer of the Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc. from October 2011 to February 2014. From September 2006 to October 2011, Ms. Burns served as Chairman and Chief Executive Officer of Mercer LLC, a global leader for human resources and related financial advice and services. She assumed that role after joining Marsh & McLennan Companies, Inc. in March 2006 as Chief Financial Officer. From May 2004 to January 2006, Ms. Burns served as Chief Financial Officer and Chief Restructuring Officer of Mirant Corporation, where she successfully helped Mirant restructure and emerge from bankruptcy. In 1999, Ms. Burns joined Delta Air Lines, Inc. assuming the role of Chief Financial Officer in 2000 and holding that position through April 2004. She began her career in 1981 at Arthur Andersen LLP and became a partner in 1991. Ms. Burns also currently serves on the boards of directors of Alexion Pharmaceuticals, Inc., Anheuser-Busch InBev SA/NV, Etsy, Inc. and The Goldman Sachs Group, Inc. She previously served as a director of Wal-Mart Stores, Inc., ending in 2013.

Ms. Burns provides to the Board of Directors expertise in corporate finance, accounting and strategy, including experience gained as the chief financial officer of three public companies. Through her experience gained as chief executive officer of Mercer, she brings expertise in global and operational management, including a background in organizational leadership and human resources. Ms. Burns also has experience serving as a public company outside director.

Mr. Capellas, 63, has been a member of the Board of Directors since January 2006. He has served as founder and Chief Executive Officer of Capellas Strategic Partners since November 2012. He served as Chairman of the Board of VCE Company, LLC from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas also currently serves as the chairman of the board of directors of Flex Ltd. (“Flex”) and as the lead independent director on the board of directors of MuleSoft, Inc. (“MuleSoft”).

Mr. Capellas brings to the Board of Directors experience in executive roles and a background of leading global organizations in the technology industry. Through this experience, he has developed expertise in several valued areas including strategic product development, business development, sales, marketing, and finance.

Ms. Chang, 40, has been a member of the Board of Directors since October 2016. She has served as the Chief Executive Officer and Founder of Accompany, a relationship intelligence platform company, since May 2013. Prior to founding Accompany, Ms. Chang was with Google Inc. from July 2005 to November 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, Ms. Chang held product management and strategy positions at eBay Inc. from May 2003 to June 2005. She also previously served as a consultant with McKinsey & Company, specializing in semiconductors, software and services. Ms. Chang also currently serves on the board of directors of The Procter & Gamble Company. She previously served as a director of Informatica Corporation, ending in 2015 and Splunk, Inc., ending in 2017.

Ms. Chang brings to the Board of Directors an engineering background, holding a BSEE and MSEE in hardware and network systems from Stanford University, as well as leadership experience, including service as the chief executive and founder of a private technology company and a former global division leader for a publicly-traded technology company. Through this experience, she has developed expertise in several valued areas including go-to-market strategy and product management. Ms. Chang also has experience as a public company outside director.

Dr. Hennessy, 65, has been a member of the Board of Directors since January 2002. He served as President of Stanford University from September 2000 until August 2016. He currently serves as the inaugural Shriram Family Director of the Knight-Hennessy Scholars program at Stanford University. He served as Provost of Stanford from June 1999 to August 2000, Dean of the Stanford University School of Engineering from June 1996 to June 1999, and Chair of the Stanford University Department of Computer Science from September 1994 to March 1996. Dr. Hennessy also currently serves as the lead independent director on the board of directors of Alphabet Inc.

Dr. Hennessy brings to the Board of Directors an engineering background as well as skill in the development of information technology businesses. In addition, he has leadership and management experience, both in an academic context at Stanford University and in a corporate context as a board member of public and private technology companies.

Dr. Johnson, 60, has been a member of the Board of Directors since August 2012. Dr. Johnson has served as the chancellor of the State University of New York since September 2017. From January 2015 to September 2017, Dr. Johnson served as the Chief Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between Enduring Hydro, a company she founded in January 2011 and I Squared Capital, a private equity firm. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. She holds 119 U.S. and international patents and has received the John Fritz Medal, widely considered the highest award given in the engineering profession. Dr. Johnson was inducted into the National Inventors Hall of Fame in 2015 and she is also a member of the National Academy of Engineering. Dr. Johnson also currently serves on the board of directors of The AES Corporation. She previously served as a director of Boston Scientific Corporation, ending in 2017.

Dr. Johnson brings to the Board of Directors an engineering background as well as expertise in science, technology, business, education and government. In addition, she has leadership and management experience, both in an academic context as provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public technology companies.

Mr. McGeary, 67, has been a member of the Board of Directors since July 2003. He served as Chairman of Tegile Systems, Inc. from June 2010 to June 2012. From November 2004 to December 2009, he served as Chairman of the Board of BearingPoint, Inc. and also was interim Chief Executive Officer of BearingPoint from November 2004 to March 2005. BearingPoint filed for protection under Chapter 11 of the U.S. Bankruptcy Code in February 2009 and its plan under Chapter 11 was declared effective as of December 30, 2009. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000, he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000, he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999, he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997, he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary also currently serves on the boards of directors of PACCAR Inc. and Raymond James Financial, Inc.

Mr. McGeary brings to the Board of Directors a combination of executive experience in management and technology consulting. He also has expertise in leading talented teams, and skills in finance, accounting and auditing with technology industry experience.

Mr. Robbins, 51, has been a member of the Board of Directors since May 2015. He has served as Chief Executive Officer since July 2015. He joined Cisco in December 1997, from which time until March 2002 he held a number of managerial positions within Cisco’s sales organization. Mr. Robbins was promoted to Vice President in March 2002, assuming leadership of Cisco’s U.S. channel sales organization. Additionally, in July 2005 he assumed leadership of Cisco’s Canada channel sales organization. In December 2007, Mr. Robbins was promoted to Senior Vice President, U.S. Commercial, and in August 2009 he was appointed Senior Vice President, U.S. Enterprise, Commercial and Canada. In July 2011, Mr. Robbins was named Senior Vice President, Americas. In October 2012, Mr. Robbins was promoted to Senior Vice President, Worldwide Field Operations, in which position he served until assuming the role of Chief Executive Officer. Mr. Robbins also currently serves on the board of directors of BlackRock, Inc.

Mr. Robbins brings to the Board of Directors extensive industry, company and operational experience acquired from leading Cisco’s global sales and partner teams. He has a thorough knowledge of Cisco’s segments, technology areas, geographies and competition. He has a proven track record of driving results and played a key role in leading and executing many of Cisco’s investments and strategy shifts to meet its growth initiatives.

Mr. Sarin, 62, has been a member of the Board of Directors since September 2009 and previously served on the Board of Directors from September 1998 to July 2003. In April 2003, he became CEO designate of Vodafone Group Plc and served as its Chief Executive Officer from July 2003 to July 2008. He also served as a member of the board of directors of that company from 1999 to 2008. From July 2001 to January 2003, he was Chief Executive Officer of Accel-KKR Telecom. He was the Chief Executive Officer of InfoSpace, Inc., and a member of its board of directors from April 2000 to January 2001. He was the Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch Plc from July 1999 to April 2000. From February 1997 to July 1999, he was the President of AirTouch Communications, Inc. Prior to that, from April 1994 to February 1997, he served as President and Chief Executive Officer of AirTouch International. Mr. Sarin joined AirTouch Communications, Inc. in 1994 as Senior Vice President Corporate Strategy and Development upon its demerger from Pacific Telesis Group, which he joined in 1984. Mr. Sarin also currently serves on the boards of directors of Accenture plc, Blackhawk Network Holdings, Inc. and The Charles Schwab Corporation. Mr. Sarin served as a Senior Advisor at Kohlberg Kravis Roberts & Co. from October 2009 to October 2014. He previously served as a director of Safeway, Inc., ending in 2015. In 2010, Mr. Sarin was named an Honorary Knight of the British Empire for services to the communications industry.

Mr. Sarin provides to the Board of Directors a telecommunications industry and technology background, as well as leadership skills, including through his global chief executive experience at Vodafone Group Plc. He also provides an international perspective as well as expertise in general management, finance, marketing and operations. Mr. Sarin also has experience as a director, including service as an outside board member of companies in the information technology, banking, financial services, and retail industries.

Mr. Saunders, 47, has been a member of the Board of Directors since March 2017. Mr. Saunders has served as CEO and President of Allergan plc since July 2014. He has been a board member of Allergan plc since July 2014 and has served as its Chairman since October 2016. He previously served as Chief Executive Officer and President of Forest Laboratories, Inc. from October 2013 until July 2014 and had served as a board member of Forest Laboratories, Inc. beginning in 2011. In addition, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, a leading global eye health company, from March 2010 until August 2013. From 2003 to 2010 Mr. Saunders also held a number of leadership positions at Schering-Plough, including the position of President of Global Consumer Health Care and was named head of integration for the company’s merger with Merck & Co. and for Schering-Plough’s acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System.

Mr. Saunders brings to the Board of Directors his extensive leadership experience including as chief executive officer of two global healthcare companies in addition to financial, strategic and operational experience. He is a natural innovator and leader with a deep understanding of business transformation.

Mr. West, 62, has been a member of the Board of Directors since April 1996. He is a founder and partner of Emerging Company Partners LLC, which was formed in January 2004 and provides executive management advisory and consulting services for early to mid-stage technology companies. He served as Chief Operating Officer of nCUBE Corporation, a provider of on-demand media systems, from December 2001 to July 2003. Prior to joining nCUBE, he was the President and Chief Executive Officer of Entera, Inc. from September 1999 until it was acquired by Blue Coat Systems, Inc. (formerly CacheFlow Inc.) in January 2001. From June 1996 to September 1999, he was President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware services company owned by Hitachi, Ltd. and Electronic Data Systems Corporation. Prior to that, Mr. West was at Electronic Data Systems Corporation from November 1984 to June 1996. Mr. West previously served as a director of Autodesk, Inc., ending in 2016.

Mr. West’s experience in the information technology industry includes a variety of leadership and strategic positions, which have provided him with accumulated expertise in operational management, strategy, finance, and experience as an outside board member and audit committee member. Mr. West is a member of the National Association of Corporate Directors and a frequent speaker on audit-related issues. In addition, Mr. West has knowledge of Cisco acquired through more than 20 years of service on the Board of Directors.

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on the Board of Directors. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee’s qualifications and relevant experience in more detail.

Director Nominees	Leadership	Technology	Financial Experience	Global Business	Gender/ Ethnic Diversity	Sales and Marketing	Academia	Public Company Board Experience
Carol A. Bartz
M. Michele Burns
Michael D. Capellas
Amy L. Chang
Dr. John L. Hennessy
Dr. Kristina M. Johnson
Roderick C. McGeary
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Steven M. West

Independent Directors

Upon recommendation of the Nomination and Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Chambers and Mr. Robbins is independent under the criteria established by NASDAQ for director independence. All members of each of Cisco’s Audit, Compensation and Management Development, and Nomination and Governance committees are independent directors. In addition, upon recommendation of the Nomination and Governance Committee, the Board of Directors has determined that the members of the Audit Committee and the members of the Compensation Committee meet the additional independence criteria required for membership on those committees under applicable NASDAQ listing standards.

The NASDAQ criteria include a subjective test and various objective standards, such as that the director is not an employee of Cisco. Mr. Chambers and Mr. Robbins are not deemed independent because each is a Cisco employee. The subjective test under NASDAQ criteria for director independence requires that each independent director not have a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors generally considers commercial, financial services, charitable, and other transactions and other relationships between Cisco and each director and his or her family members and affiliated entities. For example, the Nomination and Governance Committee reviewed, for each independent director, the amount of all transactions between Cisco and other organizations where such directors serve as executive officers or directors, none of which exceeded 1% of the recipient’s annual revenues during the relevant periods, except as described below.

For each of the independent directors, the Board of Directors determined based on the recommendation of the Nomination and Governance Committee that none of the transactions or other relationships exceeded NASDAQ objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board of Directors considered certain relationships that did not exceed NASDAQ objective standards but were identified by the Nomination and Governance Committee for further consideration under the subjective test. The Board of Directors determined that none of these relationships would interfere with the exercise of independent judgment by the director in carrying out his responsibilities as a director.

The following is a description of the two relationships in which a director serves as an outside board member of other companies and in which payments by Cisco exceeded 1% of the recipient’s annual revenues:

•	Mr. Capellas is a member of the board of directors of Flex. Cisco has ordinary course commercial relationships with Flex, including design, manufacturing and after-market services.

•	Mr. Capellas is a member of the board of directors of MuleSoft. Cisco has procured and also resells software subscriptions and associated services from MuleSoft.

The Role of the Board of Directors in Risk Oversight

We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. Cisco’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of Cisco’s risk management. With the oversight of the Board of Directors, Cisco has implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value.

Cisco’s management has implemented an enterprise risk management (“ERM”) program designed to work across the business to identify, assess, govern and manage risks and Cisco’s response to those risks. Cisco’s internal audit function performs an annual risk assessment which is utilized as part of the ERM program. The structure of the ERM program includes both an ERM operating committee that focuses on risk management-related topics, as well as, an ERM executive committee consisting of members of senior management. The ERM operating committee conducts global risk reviews and generally provides biannual updates to the ERM executive committee.

The Audit Committee, which oversees our financial and risk management policies, including data protection (comprising both privacy and security), receives regular reports on ERM from the chair of the ERM operating committee mentioned above. As part of the overall risk oversight framework, other committees of the Board of Directors also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Finance Committee oversees matters related to risk management policies and programs addressing currency, interest rate, equity, and insurance risk, as well as Cisco’s customer and channel partner financing activities, investment policy and certain risk management activities of Cisco’s treasury function. The Compensation Committee oversees compensation-related risk management, as discussed in the “Compensation and Management Development Committee” and “Compensation Discussion and Analysis” sections in this Proxy Statement.

Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions among the Board and with Cisco’s senior management on many core subjects, including strategy, operations, information systems, finance, and legal and public policy matters, in which risk oversight is an inherent element. The Board of Directors believes that the leadership structure described above in the “Board Leadership Structure” section facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Board Meetings and Committees

During fiscal 2017, the Board of Directors held 7 meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Cisco’s directors are strongly encouraged to attend the annual meeting of shareholders. Eleven of Cisco’s directors who were then serving on the Board of Directors attended last year’s annual meeting.

Cisco has five standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee, the Acquisition Committee, and the Finance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Corporate Governance,” and then clicking on “Committees,” in the Investor Relations section of our website at investor.cisco.com.

The members of the committees and their independence status, as of the date of this Proxy Statement, and the number of committee meetings during fiscal 2017 are identified in the following table.

Directors	Independent	Audit Committee	Compensation Committee	Nomination and Governance Committee	Acquisition Committee	Finance Committee
Carol A. Bartz				Chair
M. Michele Burns
Michael D. Capellas					Chair	Chair
John T. Chambers
Amy L. Chang
Dr. John L. Hennessy
Dr. Kristina M. Johnson
Roderick C. McGeary			Chair
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Steven M. West		Chair
Number of Committee Meetings		13	7	3	6	6

Audit Committee

The Audit Committee is directly responsible for the appointment, retention and oversight of the independent accountants. The Audit Committee is also responsible for reviewing the financial information which will be provided to shareholders and others, including the quarterly and year-end financial results, reviewing the system of internal controls which management and the Board of Directors have established, reviewing Cisco’s financial and risk management policies, including data protection (comprising both privacy and security), appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Cisco’s accounting and financial reporting processes and the audits of Cisco’s financial statements, pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm, overseeing and reviewing related party transactions, and establishing procedures for the receipt, retention, and treatment of complaints received by Cisco regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee reviews the responsibilities and activities of each of the Governance, Risk and Controls Department, and the Compliance Office. The Audit Committee also meets separately in periodic executive sessions with each of management, the head of Cisco’s internal audit function, and the independent registered public accounting firm. The Board of Directors has determined that each of Ms. Burns and Mr. McGeary is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation and Management Development Committee

The Compensation Committee’s responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco’s executive officers are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, sound corporate governance principles and shareholder interests. Toward that end, this committee reviews and approves Cisco’s compensation to executive officers. The Compensation Committee also reviews matters related to succession planning, including review and approval of CEO succession planning. Each member of this committee is an independent director under applicable NASDAQ listing standards, including the additional independence requirements specific to compensation committee membership, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee’s responsibilities and duties include an annual review and approval of Cisco’s compensation strategy to help ensure that it promotes shareholder interests and supports Cisco’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including review of compensation-related risk management. For fiscal 2017, the Compensation Committee performed these oversight responsibilities and duties by, among other things, conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. For additional information regarding the Compensation Committee’s risk management review, see the “Compensation Discussion and Analysis — Executive Compensation Governance Components” section.

The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to the Board of Directors regarding the compensation of non-employee directors. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to help the Compensation Committee establish and implement its compensation philosophy, to evaluate compensation proposals recommended by management, and to provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers and directors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and the Human Resources Department present compensation and benefit proposals to the Compensation Committee. FWC works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. FWC performs no other consulting or other services for Cisco and, to date, has not undertaken any projects for management. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section.

The Compensation Committee makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for Cisco’s executive officers. Generally, the Compensation Committee annually reviews the market practice for non-employee director compensation for companies in Cisco’s peer group in consultation with FWC and assesses whether Cisco’s non-employee director compensation program continues to be competitive with the market for qualified directors, incorporates best practices and aligns the interests of our non-employee directors with the long-term interests of our shareholders.

Nomination and Governance Committee

The Nomination and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Cisco’s corporate governance policies, and for recommending to the full Board of Directors candidates for election to the Board of Directors. Each member of this committee is an independent director under applicable NASDAQ listing standards.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. Additionally, due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. The brief biographical description of each nominee and the matrix set forth in the “Business Experience and Qualifications of Nominees” section includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee. In recommending candidates for election to the Board of Directors, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2018 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 27, 2018 and August 26, 2018 (or, if the 2018 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2017 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2018 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 28, 2018 and June 27, 2018 (or, if the 2018 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2017 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2018 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2018 annual meeting) at the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws.

For more detailed information on how to recommend a prospective nominee for the Nomination and Governance Committee’s consideration or to submit a nominee for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, see the “Information About the Meeting — Shareholder Proposals and Nominations for 2018 Annual Meeting of Shareholders” section.

Acquisition Committee

The Acquisition Committee reviews acquisition strategies and opportunities with management. The Acquisition Committee also approves certain acquisitions and investment transactions, and makes recommendations to the Board of Directors.

Finance Committee

The Finance Committee reviews and approves Cisco’s global investment policy; oversees Cisco’s stock repurchase programs; and reviews minority investments, fixed income assets, insurance risk management policies and programs, tax programs, currency, interest rate and equity risk management policies and programs, and capital structure and capital allocation strategy. This committee is also authorized to approve the issuance of debt securities, certain real estate acquisitions and leases, and charitable contributions made on behalf of Cisco.

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid and equity awards granted to these directors in fiscal 2017. Non-employee directors typically do not receive forms of remuneration or benefits other than those described below, but are reimbursed for their expenses in attending meetings. Cisco’s non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors.

Director Compensation Highlights

•	Meeting fees for committee service to differentiate individual pay based on workload.

•	Emphasis on equity in the overall compensation mix.

•	Full-value equity grants under a fixed-value annual grant policy with immediate vesting.

•	A robust stock ownership guideline set at five times the annual cash retainer to support shareholder alignment.

•	Flexible deferral provisions to facilitate stock ownership.

Fiscal 2017 Cash Compensation

Our non-employee director cash compensation program during fiscal 2017 consisted of the following:

•	Annual retainer of $75,000 for each non-employee director;

•	Additional annual retainer fee of $35,000 for serving as Lead Independent Director;

•	Additional annual retainer fee of $25,000 for serving as chair of the Audit Committee;

•	Additional annual retainer fee of $20,000 for serving as chair of the Compensation Committee;

•	Additional annual retainer fee of $15,000 for serving as chair of the Nomination and Governance Committee; and

•	Additional fee of $2,000 to each committee member for each standing committee meeting attended.

A non-employee director may instead elect to receive his or her regular annual cash retainer in fully vested shares of Cisco common stock, fully vested deferred stock units or a deferred cash payment under the Cisco Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Dividend equivalents accrue on fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board. The annual retainers are pro-rated for non-employee directors who are appointed after an annual meeting.

Fiscal 2017 Equity Compensation

Non-employee directors receive annual grants under the 2005 Stock Incentive Plan pursuant to an equity grant policy. The 2005 Stock Incentive Plan currently provides that grants to any non-employee director may not exceed 50,000 shares for any fiscal year.

The Board of Directors’ policy regarding initial equity grants for new non-employee directors and annual equity grants for elected non-employee directors provides for the following:

•

An initial equity grant for non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to a pro rata portion of $215,000 based on the portion of the year of the new non-employee director’s board service.

•	An annual equity grant for elected non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to $215,000.

A non-employee director may elect to receive his or her initial and annual grants in the form of fully vested deferred stock units that are settled in shares after the non-employee director leaves the board. Dividend equivalents accrue on the fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board.

Fiscal 2017 Total Director Compensation

The following table provides information as to compensation earned by the non-employee directors during fiscal 2017.

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Carol A. Bartz	$145,000	(3)	$214,991	—	—	$359,991
M. Michele Burns	$125,000	(4)	$214,991	—	—	$339,991
Michael D. Capellas	$99,000	(3)	$214,991	—	—	$313,991
Amy L. Chang	$85,797		$245,936	—	—	$331,733
Brian L. Halla (5)	$4,000		—	—	—	$4,000
Dr. John L. Hennessy	$91,000		$214,991	—	—	$305,991
Dr. Kristina M. Johnson	$93,000		$214,991	—	—	$307,991
Roderick C. McGeary	$135,000		$214,991	—	—	$349,991
Arun Sarin	$113,000		$214,991	—	—	$327,991
Brenton L. Saunders	$56,250		$161,225	—	—	$217,475
Steven M. West	$136,000		$214,991	—	—	$350,991

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of the shares issued pursuant to the 2005 Stock Incentive Plan.

Each non-employee director who had served as a non-employee director prior to the 2016 annual meeting and who was elected at the 2016 annual meeting received 7,126 fully vested shares on December 12, 2016. Ms. Chang, Mr. Hennessy, Ms. Johnson and Mr. Sarin each elected to receive their annual equity award in the form of fully vested deferred stock units.

In connection with her appointment to the board on October 17, 2016 and under the terms of the equity grant policy in effect at the time, Ms. Chang also received an initial restricted stock unit award covering 1,024 shares in the form of deferred stock units, which vested in full on the date of the 2016 annual meeting. In connection with his appointment to the board on March 13, 2017, Mr. Saunders received an initial equity award covering 4,728 fully vested shares in the form of deferred stock units.

None of the non-employee directors held any unvested stock awards as of July 29, 2017.

(2)	No stock options were awarded to non-employee directors in fiscal 2017 and there were no stock options outstanding as of July 29, 2017.

(3)

Includes the value of fully vested shares of Cisco common stock received in lieu of the non-employee director’s regular annual cash retainer based on the fair market value of the shares on December 12, 2016, the date the regular annual cash retainer would otherwise have been paid. Based on the prior election by each director, Ms. Bartz and Mr. Capellas each received 2,485 shares with a value of $74,972 based on the closing share price of Cisco common stock on December 12, 2016.

(4)	Ms. Burns elected to defer receipt of the regular annual cash retainer of $75,000 into the Deferred Compensation Plan.

(5)	Mr. Halla served on the Board of Directors through December 12, 2016.

Non-Employee Director Stock Ownership

Cisco’s corporate governance policies include stock ownership guidelines for non-employee directors. These guidelines call for each non-employee director to own shares of Cisco’s common stock having a value equal to at least five times the non-employee director’s regular annual cash retainer, with a five-year period from the date of his or her appointment to attain that ownership level. To facilitate share ownership, non-employee directors may elect to receive, in lieu of all or a specified portion of their regular annual cash retainer, either fully vested shares of Cisco common stock or deferred stock units that would be settled in shares after the non-employee director leaves the board, based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares (or shares subject to deferred stock units) received in lieu of any portion of a regular annual cash retainer do not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year. The shares issued are granted under the 2005 Stock Incentive Plan.

For information on non-employee director elections to receive fully vested shares (or shares subject to deferred stock units) in lieu of cash with respect to the fiscal 2017 annual cash retainer, please see the table above entitled “Director Compensation” and the accompanying footnotes.

Fiscal 2018 Director Compensation

Each year FWC conducts an independent review of Cisco’s non-employee director compensation program on behalf of the Compensation Committee.

In fiscal 2017, FWC determined that Cisco’s non-employee director compensation program continues to be competitive with the market, incorporates best practices and aligns the interests of our non-employee directors with the long-term interests of our shareholders. Based on this assessment, the Board of Directors did not make any changes to the amounts or types of compensation that non-employee directors could earn for fiscal 2018.

FWC also advised and the Compensation Committee recommended that the Board of Directors amend the 2005 Stock Incentive Plan, subject to shareholder approval, to establish a market competitive, sound governance limit of $800,000 on the total value of cash and equity compensation that may be paid or granted to a non-employee director each fiscal year. For more information, see the “Proposal No. 2 — Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan” section in this Proxy Statement.

Vote Required

Cisco’s bylaws and corporate governance policies provide for a majority voting standard in uncontested elections of directors. As such, in an election where the Board of Directors has determined that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors to serve until the next annual meeting of shareholders, and until his or her successor has been duly elected and qualified, if the number of shares voted for the nominee exceeds the number of shares voted against the nominee and also represents the affirmative vote of a majority of the required quorum. The required quorum for a meeting of Cisco shareholders is a majority of the outstanding shares of common stock. The majority voting standard would not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.

The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more votes “for” than “against” and the number of votes “for” must be at least a majority of the required quorum. Proxies may not be voted for more than eleven directors, and shareholders may not cumulate votes in the election of directors. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

Should any of the nominees fail to receive the vote required to be elected in accordance with Cisco’s bylaws, the term of his or her service as a director will end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board of Directors selects a person to fill the office held by that director, unless he or she has earlier resigned.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

COMPENSATION COMMITTEE MATTERS

Proposal No. 2—Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan

Cisco is requesting that shareholders approve, in its entirety, the Cisco Systems, Inc. 2005 Stock Incentive Plan as amended and restated by the Board of Directors, subject to shareholder approval (as amended and restated, the “Amended Stock Plan”). No new shares are being requested in connection with this Proposal No. 2. The Amended Stock Plan is being submitted to our shareholders for approval (i) because Code Section 162(m) requires that the shareholders re-approve the material terms of the performance goals pursuant to which performance-based awards may be granted under the Amended Stock Plan as “performance-based compensation” every five years, and (ii) to set a limit on the total value of equity and cash compensation that may be paid to a non-employee director during each fiscal year. Except for the addition of the limit on non-employee director compensation and providing that dividends and dividend equivalents will not be paid on unvested awards, the terms of the Amended Stock Plan remain unchanged.

Purpose of the Request for Approval

Approval of the Amended Stock Plan by our shareholders is intended to allow Cisco to continue to grant performance-based stock awards to certain executive officers under the Amended Stock Plan that are intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). Code Section 162(m) limits the deduction that Cisco may take on compensation paid in any given taxable year to certain “covered employees” which consist of Cisco’s CEO and the next three most highly compensated executive officers other than Cisco’s chief financial officer to $1,000,000 per person. However, payments that qualify as “performance-based compensation” under Code Section 162(m) do not count toward the $1,000,000 deductibility limitation.

In order for awards granted under the Amended Stock Plan to qualify as “performance-based compensation”, among other things, shareholders must approve the following terms, which appear in the Amended Stock Plan, at least every five years: (i) the eligible participants; (ii) the per-person limit on the number of shares subject to performance-based stock awards that may be granted to any employee during a specified period; and (iii) the objective performance goals under the heading “Performance Goals” upon which performance-based awards may become vested. Accordingly, our shareholders are being requested to approve the material terms of the performance goals pursuant to which performance-based awards may be granted under the Amended Stock Plan. These terms remain unchanged from the last time they were approved by shareholders at the 2013 Annual Meeting.

The Amended Stock Plan is also being submitted to our shareholders for approval to place a limit on the total amount of equity and cash compensation that may be granted or paid to our non-employee directors each fiscal year. Our Board of Directors approved the Amended Stock Plan, subject to shareholder approval, to provide that the maximum value of stock awards granted during a single fiscal year under the Amended Stock Plan, taken together with any cash fees paid during such fiscal year for services on the Board of Directors, will not exceed $800,000 in total value for any non-employee director. In setting such a limit, our Board of Directors considered the recommendation of the Compensation Committee and FWC, the Compensation Committee’s independent compensation consultant. In addition, the Board of Directors considered the effectiveness and reasonableness of the equity and cash compensation that we offer to our non-employee directors along with prevalent practices among our Peer Group (as defined in the “Compensation Discussion and Analysis” section), the current and future responsibilities of our non-employee directors, and whether such a limit provides sufficient flexibility to adjust non-employee director compensation in the future if such changes are necessary to remain competitive with our peers. We believe that such a limit allows us to stay within reasonable bounds of what the market requires in a competitive environment for qualified directors, while also imposing meaningful limits on the amount of compensation that may be awarded to our non-employee directors.

In the event that our shareholders do not approve this Proposal No. 2, the Amended Stock Plan will not become effective and the 2005 Stock Incentive Plan would continue in its current form.

The Amended Stock Plan was also amended and restated by the Board of Directors to reflect our current practice of not paying out dividends and dividend equivalents on unvested awards. We believe that expressly tying the vesting of dividends, dividend equivalents and other distributions payable on shares or units to the vesting of the underlying shares or units supports retention and is consistent with our philosophy of aligning compensation to performance. From an incentive and retention perspective, dividends, dividend equivalents and other distributions on unvested awards should be paid or settled only after the underlying awards have been earned and not during the performance/service vesting period.

Material Features of the Amended Stock Plan

The following is a summary of the material features of the Amended Stock Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Stock Plan and is qualified in its entirety by reference to the Amended Stock Plan. A copy of the Amended Stock Plan has been filed with the SEC with this Proxy Statement. Any shareholder who wishes to obtain a copy of the Amended Stock Plan may do so by written request to the Secretary at Cisco’s headquarters in San Jose, California.

Purpose of the Amended SIP

The purpose of the Amended Stock Plan is to promote the long-term success of Cisco and the creation of shareholder value by offering employees, consultants and board members an opportunity to share in such long-term success by acquiring a proprietary interest in Cisco. The Amended Stock Plan seeks to achieve this purpose by providing for discretionary long-term incentive awards in the form of incentive stock options or nonstatutory stock options, stock appreciation rights (“SARs”), stock grants, and stock units.

Share Reserve

Approval of the Amended Stock Plan will not increase the number of shares of Cisco common stock reserved for issuance under the Amended Stock Plan. The shares issuable under the Amended Stock Plan are authorized but unissued shares of Cisco common stock. The aggregate number of shares reserved for awards under the Amended Stock Plan must not exceed 694,000,000 shares, subject to adjustment in the event of a capitalization event as described below in “Capitalization Adjustments.”

The Amended Stock Plan contains a fungible share reserve feature. Under this feature, a distinction is made between the number of shares in the reserve attributable to (i) stock options and SARs and (ii) “full value” awards (i.e., stock grants and stock units). Currently, shares granted pursuant to full value awards are counted against authorized shares under the Amended Stock Plan on a 1.5-to-1 ratio (the “fungible share ratio”).

If awards issued under the Amended Stock Plan are forfeited or terminated for any reason before being exercised or settled, then the shares underlying such awards, plus the number of additional shares, if any, that counted against shares available for issuance under the Amended Stock Plan at the time of grant as a result of the application of the fungible share ratio described above, will become available again for issuance under the Amended Stock Plan. SARs will be counted in full against the number of shares available for issuance under the Amended Stock Plan regardless of the number of shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an award other than a stock option or SAR are satisfied by the withholding of shares by Cisco, then the shares so withheld, plus the number of additional shares, if any, that counted against the shares available for issuance under the Amended Stock Plan in respect thereof at the time of grant, will again be available for issuance under the Amended Stock Plan. Shares withheld by Cisco to satisfy any tax withholding obligation with respect to a stock option or SAR will not be added to the shares available for issuance under the Amended Stock Plan. Further, shares that are exchanged by a participant or withheld by Cisco as full or partial payment in connection with the exercise or settlement of a stock option or SAR will not be available for subsequent awards under the Amended Stock Plan and shares repurchased on the open market with the proceeds of an option exercise will not be made available again for issuance under the Amended Stock Plan.

The following table provides certain information regarding the history of the share reserve of the Amended Stock Plan:

Shares originally authorized under the 2005 Stock Incentive Plan on November 15, 2005	350 million
Additional shares authorized under the amendment and extension of the 2005 Stock Incentive Plan in 2007	209 million
Additional shares authorized under the amendment of the 2005 Stock Incentive Plan in 2013	135 million
Shares granted from November 15, 2005 through September 29, 2017 from the 2005 Stock Incentive Plan, less allowable cancellations from the 2005 Stock Incentive Plan and the previous plans	(419 million	)

Total shares available for grant under the Amended Stock Plan as of September 29, 2017	275 million

Note: As of September 29, 2017, Cisco had under the Amended Stock Plan no outstanding options, approximately 91 million shares subject to outstanding RSUs and approximately 15 million shares issuable under PRSUs based on an assumed target performance, unless performance is otherwise known.

Plan Limits

No participant in the Amended Stock Plan may be granted awards during any fiscal year in excess of any of the following limits: options covering in excess of 5,000,000 shares; SARs covering in excess of 5,000,000 shares; or stock grants or stock units in the aggregate covering in excess of 5,000,000 shares. The maximum value of stock awards granted during a single fiscal year under the Amended Stock Plan taken together with any cash fees paid during such fiscal year for services on the Board of Directors, will not exceed $800,000 in total value for any non-employee director, calculating the value of any such awards based on the grant date fair value of such awards under applicable financial accounting standards. Such limit includes the value of any stock awards that are received in lieu of payment of all or a portion of the non-employee director’s regular annual retainer or other similar cash based payments. For the avoidance of doubt, neither awards granted or compensation paid to a non-employee director for services rendered as an employee or consultant of Cisco nor any amounts paid to a non-employee director as a reimbursement of an expense will count against the foregoing limitation.

Administration

Under the terms of the Amended Stock Plan, the Board of Directors or a committee appointed by the Board of Directors has the authority to administer the Amended Stock Plan (the “Plan Administrator”). The Compensation Committee has been designated as the Plan Administrator. The Board of Directors may, however, at any time terminate the functions of the Compensation Committee and reassume all powers and authority previously delegated to the Compensation Committee.

Subject to the terms of the Amended Stock Plan, the Plan Administrator, among other things, determines the recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of such stock awards. Notwithstanding the foregoing, only the full Board of Directors may grant and administer awards under the Amended Stock Plan to non-employee directors.

Eligibility and Types of Awards under the Amended Stock Plan

The Amended Stock Plan permits the granting of stock options, stock grants, stock units and SARs by the Plan Administrator as further described below. Employees (including employee directors and executive officers) and consultants of Cisco and its subsidiaries and affiliates and non-employee directors of Cisco are eligible to participate in the Amended Stock Plan. Accordingly, each non-employee member of the Board of Directors, each executive officer and each person who previously served as an executive officer during fiscal 2017 and remains employed by Cisco has an interest in Proposal No. 2. As of July 29, 2017, approximately 72,900 employees (including executive officers) are eligible to participate in the Amended Stock Plan. All non-employee directors (10 persons) are eligible to participate in the Amended Stock Plan.

Stock Units

The Plan Administrator may award stock units under the Amended Stock Plan. Participants are not required to pay any consideration to Cisco at the time of grant of a stock unit. The number of shares covered by each stock unit award will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. Unless a deferral election is made, when the participant satisfies the vesting conditions of the stock unit award, Cisco will pay the participant cash or shares of Cisco common stock or any combination of both to settle the vested stock units. Conversion of the stock units into cash may be based on the average of the fair market value of a share of Cisco common stock over a series of trading days or on other methods. The holders of stock units have no voting rights. Awards may be granted with or without dividend equivalents, which, prior to distribution, are subject to the same terms and conditions as the stock units to which they relate. Any dividend equivalents awarded with respect to stock units will be settled only if, when and to the extent such stock units vest and are settled. Dividend equivalents payable with respect to stock units that do not vest will be forfeited. Currently, only vested deferred stock units are granted with dividend equivalents.

Stock Options

The Plan Administrator may grant nonstatutory stock options or incentive stock options under the Amended Stock Plan. However, the Plan Administrator does not have the authority to grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of shares covered by each stock option granted to a participant will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. The stock option exercise price is established by the Plan Administrator and must be at least 100% of the per share fair market value (110% for incentive stock option grants to 10% shareholders) of Cisco common stock on the date of grant. Repricing of stock options is prohibited unless shareholder approval is obtained. Unless the Plan Administrator provides for earlier expiration, the maximum term for stock options may not exceed ten years from the date of grant. Since fiscal 2009, the Plan Administrator has determined that stock options granted will expire seven years after the date of grant. Unless otherwise provided by the Plan Administrator, unvested stock options will expire upon termination of the participant’s service with Cisco and vested stock options will expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause.

Under the Amended Stock Plan, the stock option exercise price must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Cisco common stock, or by any other legal consideration.

Stock Grants

The Plan Administrator may award stock grants under the Amended Stock Plan. But except for non-employee directors, stock grants are not typically awarded to employees. At the time of the stock grant, participants may be required to pay cash or other legal consideration approved by the Plan Administrator, but the Amended Stock Plan does not establish a minimum purchase price for shares awarded as stock grants. Stock grants are comprised of shares of Cisco common stock. The number of shares associated with each stock grant will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. When the stock grant award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. The holder of a stock grant awarded under the Amended Stock Plan will have the same voting, dividend and other rights as Cisco’s other shareholders, except that in the case of any unvested shares, the holder will not be entitled to any dividends and other distributions paid or distributed by Cisco on the equivalent number of vested shares. Notwithstanding the foregoing, at the Plan Administrator’s discretion, the holder of unvested shares may be credited with such dividends and other distributions provided that such dividends and other distributions will be distributed to the holder only if, when and to the extent such shares vest. The value of dividends and other distributions payable or distributable with respect to any shares that do not vest shall be forfeited.

Stock Appreciation Rights

The Plan Administrator may grant SARs under the Amended Stock Plan. However, the Plan Administrator does not have the authority to grant SARs that automatically provide for the grant of new SARs upon their exercise. The number of shares covered by each SAR will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The SAR exercise price is established by the Plan Administrator and must be at least 100% of the per share fair market value of Cisco common stock on the date of grant. Repricing of SARs is prohibited unless shareholder approval is obtained. Unless the Plan Administrator provides for earlier expiration, the maximum term for SARs may not exceed ten years from the date of grant. Unless otherwise provided by the Plan Administrator, unvested SARs expire upon termination of the participant’s service with Cisco and vested SARs expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause.

Upon exercise of a SAR, the participant receives payment from Cisco in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, shares of Cisco common stock or any combination of both, as determined by the Plan Administrator.

Performance Goals

Awards under the Amended Stock Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m), for awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance conditions under the Amended Stock Plan are applied to awards intended to qualify as performance-based compensation under Code Section 162(m), such performance conditions will be based on an objective formula or standard utilizing one or more of the following factors, whether or not calculated in accordance with GAAP, and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Plan Administrator in accordance with Code Section 162(m): (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; and/or (xxxii) total shareholder return, each with respect to Cisco and/or one or more of its affiliates or operating units.

Capitalization Events

In the event of a subdivision of the outstanding shares of Cisco common stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the Plan Administrator will make appropriate adjustments to the number of shares and kind of shares or securities issuable under the Amended Stock Plan (on both an aggregate and per-participant basis) and under each outstanding award, to the award limits as described above in “Plan Limits”, and to the exercise price of outstanding options and SARs.

Corporate Transactions

In the event that Cisco is acquired by merger or asset sale or consolidated into another entity, outstanding awards will be subject to the applicable agreement of merger, sale of assets or reorganization. Such agreement may provide, without limitation, for the assumption or substitution of outstanding options, SARs, or stock units by the surviving corporation or its parent, for the assumption of outstanding stock grants by the surviving corporation or its parent, for the replacement of outstanding options, SARs, and stock units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those awards, for accelerated vesting of outstanding awards, or for the cancellation of outstanding options, SARs, and stock units, with or without consideration, in all cases without the consent of the participant.

Vesting Acceleration

Unless otherwise provided in the applicable award agreement, outstanding stock options, SARs, and stock units will vest and, if applicable, become immediately exercisable in full in the event that Cisco is acquired by merger or asset sale or consolidated into another entity, unless such awards are assumed, substituted or replaced by the acquiring entity (or in the case of outstanding stock grants, the related stock grant agreements are assumed). The Plan Administrator may also provide, at the time of grant of such awards or any time thereafter, that such awards will vest in full and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, or consolidated into another entity, or in the event there is a hostile takeover of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. In addition, Cisco currently has a vesting acceleration policy for outstanding and unvested equity awards up to a specified limit upon the death or terminal illness of an employee. Cisco eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.

Dissolution

To the extent not previously exercised or settled, options, SARs and stock units will terminate immediately prior to the dissolution or liquidation of Cisco.

Amendment and Termination

The Board of Directors may amend the Amended Stock Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent shareholder approval is required by applicable laws, regulations, or rules. The Board of Directors may terminate the Amended Stock Plan at any time and for any reason, and the Amended Stock Plan is currently set to terminate at the 2021 Annual Meeting unless re-adopted or extended by the shareholders prior to or on such date. The termination or amendment of the Amended Stock Plan will not impair the rights or obligations of any participant under any award previously made under the Amended Stock Plan without the participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

New Plan Benefits

The Amended Stock Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on shareholder approval of the Amended Stock Plan. However, as discussed in further detail in the section entitled “Director Compensation”, each of our current non-employee directors is entitled to receive a grant of fully vested shares every year on the date of our Annual Meeting of Shareholders with a grant date fair value of $215,000. As of the date of the Annual Meeting, such awards will be granted under the Amended Stock Plan. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group will receive if they remain a director following the 2017 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon shareholder approval of the Amended Stock Plan. All other future awards to directors, executive officers, employees and consultants of Cisco under the Amended Stock Plan are discretionary and cannot be determined at this time.

Name and Principal Position	Dollar Value	Number of Shares
Charles H. Robbins	—	—
Chief Executive Officer

Kelly A. Kramer	—	—
Executive Vice President and Chief Financial Officer

Chris Dedicoat	—	—
Executive Vice President, Worldwide Sales and Field Operations

John T. Chambers	—	—
Executive Chairman

Rebecca Jacoby	—	—
Senior Vice President and Chief of Operations

All current executive officers as a group (8 persons)	—	—

All current non-employee directors as a group (10 persons)	$2,150,000	—	(1)

Non-executive officer employee group	—	—

(1)	Number of shares will not be determinable until the grant date. See the section entitled “Director Compensation” for more information.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares subject to stock options granted under the 2005 Stock Incentive Plan since the 2005 Stock Incentive Plan became effective through September 29, 2017. No stock options have been granted under the 2005 Stock Incentive Plan to any associate of any of our directors (including nominees) or executive officers. No person received 5% or more of the total stock options granted under the 2005 Stock Incentive Plan since its inception.

Name and Principal Position	Number of Shares Underlying Stock Options Granted (1)
Charles H. Robbins (2)	170,000
Chief Executive Officer

Kelly A. Kramer	—
Executive Vice President and Chief Financial Officer

Chris Dedicoat	100,000
Executive Vice President, Worldwide Sales and Field Operations

John T. Chambers	2,175,000
Executive Chairman

Rebecca Jacoby	150,000
Senior Vice President and Chief of Operations

All current executive officers as a group (8 persons)	2,916,000

All current non-employee directors as a group (10 persons) (3)	90,000

Non-executive officer employee group	62,352,461

(1)	These share numbers do not include shares underlying options that were granted but were subsequently canceled or expired unexercised.

(2)	Mr. Robbins is also a nominee for election as a director.

(3)	Each of the current non-employee directors is also a nominee for election as a director.

U.S. Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Stock Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Cisco advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Stock Plan.

A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of

(i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain.

For stock grant awards, unless vested or the participant elects under Code Section 83(b) to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

At the discretion of the Plan Administrator, the Amended Stock Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to Cisco already-owned shares of Cisco common stock.

If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and Cisco is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to Cisco’s CEO and to the other covered employees under Code Section 162(m). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 per executive. However, Cisco can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see Performance Goals above). Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, Cisco cannot guarantee that the awards under the Amended Stock Plan will qualify for exemption under Code Section 162(m). However, the Amended Stock Plan is structured with the intention that the Plan Administrator will have the discretion to make awards under the Amended Stock Plan that would qualify as “performance-based compensation” and be fully deductible if shareholder approval is obtained. Accordingly, Cisco is seeking shareholder approval of the amendment and restatement of the Amended Stock Plan to comply with Code Section 162(m).

Equity Compensation Plan Information

The following table provides information as of July 29, 2017 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan and the Cisco Systems, Inc. Employee Stock Purchase Plan and its sub-plan, the International Employee Stock Purchase Plan (collectively, the “Employee Stock Purchase Plan”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	122,332,116	(3)	—	370,950,856	(4)
Equity compensation plans not approved by security holders	—	(5)	—	—

Total	122,332,116	(6)	—	370,950,856	(7)

(1)	Excludes purchase rights currently accruing under the Employee Stock Purchase Plan.

(2)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs and PRSUs, which have no exercise price.

(3)	Includes 107,025,717 shares subject to outstanding RSUs and 15,306,399 shares issuable under outstanding PRSUs based on an assumed target performance, unless performance is otherwise known.

(4)

Includes shares available for future issuance under the Employee Stock Purchase Plan. As of July 29, 2017, as reported in Cisco’s 2017 Annual Report on Form 10-K, an aggregate of 99,760,127 shares of common stock were available for future issuance under the Employee Stock Purchase Plan, including shares subject to purchase during the current purchase period. Under the 2005 Stock Incentive Plan, each share issued as a stock grant (or pursuant to the vesting of a stock unit) will reduce the share reserve by 1.5 shares. Further, each share issued upon the settlement of a dividend equivalent will reduce the shares reserved by 1.5 shares. Under the 2005 Stock Incentive Plan, non-employee directors may also elect to receive fully vested shares of common stock (or RSUs that would be settled in shares after the non-employee director left the Board of Directors) in lieu of all or a specified portion of their regular annual cash retainer based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid.

(5)

Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions. As of July 29, 2017, a total of 12,119,378 shares of common stock were issuable upon exercise of outstanding options and 18,545,059 shares were issuable upon the vesting of RSUs under those other assumed arrangements. The weighted average exercise price of those outstanding options is $6.15 per share. No additional awards may be granted under those assumed arrangements.

(6)

As of July 29, 2017, the aggregate number of shares issuable upon exercise of outstanding options as reported in Cisco’s 2017 Annual Report on Form 10-K were 12,119,378 shares, which were all under the assumed arrangements described in footnote 5 above.

(7)

As of July 29, 2017, 271,190,729 shares and 99,760,127 shares were available for future issuance under the 2005 Stock Incentive Plan and the Employee Stock Purchase Plan, respectively, as reported in Cisco’s 2017 Annual Report on Form 10-K.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan.

Proposal No. 3 — Approval of the Amendment and Restatement of the Executive Incentive Plan

Cisco is requesting that shareholders approve, in its entirety, the Cisco Systems, Inc. Executive Incentive Plan as amended and restated by the Compensation Committee of the Board (as amended and restated, the “Amended EIP”). The Amended EIP is being submitted to our shareholders for approval because Code Section 162(m) requires that shareholders re-approve the material terms of the performance goals pursuant to which awards may be granted under the EIP as “performance-based compensation” every five years.

Purpose of the Request for Approval

Code Section 162(m) limits the deduction that Cisco may take on compensation paid in any given taxable year to Cisco’s CEO and the next three most highly compensated executive officers other than Cisco’s chief financial officer (collectively, “covered employees”) to $1,000,000 per person. However, the $1,000,000 limit on deductibility does not apply if such additional payments are “performance-based compensation” under Code Section 162(m). In order for awards under the EIP to constitute “qualified performance-based compensation,” among other things, shareholders must approve the material terms of the performance goals pursuant to which performance-based awards may be granted under the EIP at least every five years, which include (i) the eligible participants; (ii) the maximum amount of awards that can be paid under the EIP to any participant during a specified period; and (iii) the objective performance goals under the heading “Maximum Bonus and Payout Criteria” below pursuant to which awards may be granted. The EIP was most recently approved by shareholders at the 2012 annual meeting. Accordingly, our shareholders are being requested to approve the Amended EIP as required by Code Section 162(m). In the event that our shareholders do not approve this Proposal No. 3, commencing with fiscal 2019, bonuses will no longer be paid to covered employees or executive officers under the EIP.

The Amended EIP is substantially the same as the version of the EIP approved by shareholders in 2012 except that the Amended EIP provides that the maximum amount of any awards that can be paid under the Amended EIP to any participant during any fiscal year (instead of performance period) is $10,000,000, an annual limit on cash compensation that is prevalent among the companies within our Peer Group (as defined in the “Compensation Discussion and Analysis” section).

Material Features of the Amended EIP

The following is a summary of the material features of the Amended EIP. This summary does not purport to be a complete description of all of the provisions of the Amended EIP and is qualified in its entirety by reference to the Amended EIP. A copy of the Amended EIP has been filed with the SEC with this Proxy Statement. Any shareholder who wishes to obtain a copy of the Amended EIP may do so by written request to the Secretary at Cisco’s headquarters in San Jose, California.

Purpose of the Amended EIP

The purpose of the Amended EIP is to motivate and reward eligible employees by making a portion of their cash compensation dependent on the achievement of certain objective performance goals related to the performance of Cisco and its affiliates. In accordance with Cisco’s compensation policy that cash compensation should vary with company performance, a substantial part of each executive’s total cash compensation may be tied to Cisco’s performance by way of performance-based bonuses under the EIP. The Amended EIP is designed with the intention that awards paid under the Amended EIP to certain executive officers of Cisco are deductible under Code Section 162(m). The Compensation Committee intends to administer the Amended EIP in compliance with Code Section 162(m) with respect to covered employees or participants who may become covered employees although there can be no assurance that awards under the Amended EIP to covered employees will qualify for exemption under Code Section 162(m) due to the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder. If any provision of the Amended EIP does not comply with the requirements of Code Section 162(m), then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the Amended EIP may be operated without regard to the constraints of Code Section 162(m).

Participants

Individuals eligible to participate in the Amended EIP awards are executive officers and key employees of Cisco, in each case, as determined by the Compensation Committee. The actual number of executive officers and key employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has the discretion to select the participants. However, as of September 29, 2017, we have seven executive officers whom we expect will participate in the Amended EIP during performance periods that begin in fiscal 2019.

Administration

The Amended EIP will be administered by the Compensation Committee, which will have the authority to interpret the Amended EIP, including all decisions on eligibility to participate, the establishment of performance goals, the amount of awards payable under the Amended EIP and the payment of awards. The members of the Compensation Committee must qualify as “outside directors” under Code Section 162(m). The Compensation Committee may delegate, in whole or in part, its administrative authority with respect to Amended EIP awards to participants other than covered employees.

Maximum Bonus and Payout Criteria

Bonus payments under the Amended EIP may be made in cash only. The payment to each participant is based on an individual bonus target for the performance period set by the Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Compensation Committee for such performance period. A performance goal is an objective formula or standard utilizing one or more of the following factors, whether or not calculated in accordance with GAAP, and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Code Section 162(m): (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales, (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction and/or (xxxii) total shareholder return, each with respect to Cisco and/or one or more of its affiliates or operating units.

The bonus payable to a participant who is not a covered employee may also be based on other factors (including subjective factors). A performance period is any period up to 36 months in duration. The performance period(s), individual bonus target(s) and performance goal(s) will be adopted by the Compensation Committee in its sole discretion with respect to each performance period and, with respect to covered employees, must be adopted no later than the latest time permitted by the Code in order for bonus payments pursuant to the Amended EIP to be deductible under Code Section 162(m).

The actual amount of future bonus payments under the Amended EIP is not presently determinable. However, the Amended EIP provides that the maximum amount of any awards that can be paid under the Amended EIP to any participant during any fiscal year is $10,000,000. Further, the Compensation Committee, in its sole discretion, may reduce or eliminate the amount of a participant’s bonus under the Amended EIP to an amount below the amount otherwise payable under the applicable formula. With respect to awards to participants who are not subject to Code Section 162(m), the Compensation Committee may use its discretion to increase the amount otherwise payable under the award.

Payment of Awards

The Amended EIP provides that unless otherwise determined by the Compensation Committee, a participant must be employed on the date that the bonus is paid. The Compensation Committee, however, generally requires the participant to be employed by Cisco as of the last day of the performance period in order to be eligible to receive a bonus. Prior to the payment of any bonus under the Amended EIP to covered employees, the Compensation Committee must make a determination, certified in writing, that the conditions to payment for the applicable performance period have been satisfied. The payment of bonuses under the Amended EIP must be made in cash and occur within a reasonable period of time after the end of the applicable performance period but may occur sooner with respect to awards to participants who are not subject to the limitations of Code Section 162(m). Payment of bonuses under the Amended EIP may also be deferred for payment at a future date under the terms of the Deferred Compensation Plan.

Term and Amendment of EIP

The EIP first became available for performance periods beginning in fiscal 2008 and the Amended EIP will become available for performance periods beginning in fiscal 2019. The Amended EIP does not have a fixed termination date and may be terminated by the Compensation Committee at any time, provided that such termination will not affect the payment of any award accrued prior to the time of termination. The Compensation Committee may amend or suspend, and reinstate, the Amended EIP at any time, provided that any such amendment or reinstatement shall be subject to shareholder approval if required by Code Section 162(m), or any other applicable laws, rules or regulations.

Clawback

Bonuses under the Amended EIP are subject to the Cisco’s compensation recoupment policy, which is described in the section entitled “Compensation Discussion and Analysis — Compensation Philosophy and Objectives.”

New Plan Benefits

The Amended EIP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on shareholder approval of the Amended EIP. In addition, all awards to participants are based on actual performance in future periods and are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended EIP are not determinable at this time. We have therefore not included a table that reflects any such awards.

U.S. Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences to U.S. taxpayers and Cisco when awards are paid out under the Amended EIP.

Tax Effect on the Participant

In general, the grant of an award opportunity under the Amended EIP will have no federal income tax consequences. The payment of an award will generally be taxable to a participant as ordinary income in the year paid. Cisco will withhold from any award payment any amount required to satisfy the income and employment tax withholding obligations arising under applicable federal and state laws.

Tax Effect on Cisco

Cisco generally will be entitled to a tax deduction equal to the ordinary income realized by a participant at the time the participant recognizes such income. As discussed above, while Code Section 162(m) limits the deductibility of compensation paid to covered employees, the Amended EIP has been designed with the intention that the Compensation Committee may grant awards to covered employees that qualify as “performance-based compensation” under Code Section 162(m), which are not subject to such limitations. However, because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, Cisco cannot guarantee that awards made under the Amended EIP that are intended to qualify as “performance-based compensation” under Code Section 162(m) will in fact so qualify.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the approval of the amendment and restatement of the EIP.

Proposal No. 4 — Advisory Vote to Approve Executive Compensation

Under Section 14A of the Exchange Act, Cisco shareholders are entitled to cast an advisory vote to approve the compensation of Cisco’s named executive officers, known as a “Say on Pay” vote. The shareholder vote is an advisory vote only and is not binding on Cisco or its Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The core of Cisco’s executive compensation philosophy and practice continues to align real pay delivery with performance. Cisco’s executive officers are compensated in a manner consistent with Cisco’s business strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the Compensation Discussion and Analysis (“CD&A”), the compensation tables and the narrative discussion set forth on pages 34 to 60 for additional details on Cisco’s executive compensation program. Below are a few highlights of our pay for performance philosophy.

Fiscal 2017 Pay Levels

The following table compares fiscal 2016 and fiscal 2017 total direct compensation (“TDC”) for our CEO and other named executive officers against the Company’s total shareholder return (“TSR”) 1:

[1]

This chart is not intended to be a substitute for the “Compensation Committee Matters — Fiscal 2017 Compensation Tables — Summary Compensation Table.” This chart does not include certain amounts which appear in the Summary Compensation Table, and the Target LTI Value for fiscal 2016 and fiscal 2017 is different from the amounts reported in the “Stock Awards” column of the Summary Compensation Table for such fiscal years.

[2]

Represents the target value of equity awards granted in fiscal 2016 and fiscal 2017. For a more detailed description, see “Compensation Discussion and Analysis — Fiscal 2017 Compensation — Long-Term, Equity-Based Incentive Awards” section.

Fiscal 2017 TDC for Cisco’s named executive officers was 14.3% lower than fiscal 2016 in the aggregate. Earned bonuses for fiscal 2017 were down 46.6% from fiscal 2016, as both revenue and operating income fell slightly short of our goals and named executive officer awards averaged 92.3% of target.

Long-term incentives continue to be the largest element of named executive officer compensation, consistent with market practice. For Cisco’s named executive officers, approximately 72% of long-term grant value is in performance shares earned for operating cash flow, earnings per share (“EPS”), and relative TSR performance measured over three years. Also, to demonstrate the Compensation Committee’s overriding objective of aligning real pay delivery with performance, PRSUs for fiscal 2015 — 2017 were earned at 88% of target as operating cash flow and EPS slightly exceeded target over the three-year period, while relative TSR fell slightly below the median of the S&P 500 Information Technology Index.

The payouts for PRSUs with a three-year performance period granted in fiscal 2015, 2014 and 2013 were as follows:

Fiscal 2017 Pay Structure — Pay for Performance

The majority of our named executive officers’ pay is performance-based and we have limited perquisites and benefits, as illustrated below:

No named executive officer:

Supplemental Executive Retirement Plans	Severance Agreements

Defined Benefit Pension Plans	Change in Control Agreements

Employment Agreements	“Golden Parachute” Excise Tax Gross-Ups

At the annual meeting, we are asking shareholders to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of Cisco’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

Proposal No. 5 — Advisory Vote on the Frequency of Holding Future Votes Regarding Executive Compensation

Under the Section 14A of the Exchange Act, at least every six years Cisco shareholders are entitled to cast an advisory vote to indicate the frequency with which we should hold future non-binding votes to approve executive compensation, or to abstain from voting. Our shareholders last voted on such a resolution in 2011 with the majority voting for a frequency of every year (1 year).

We are once again requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our named executive officers should be every 1 year, 2 years or 3 years. The Board of Directors and the Compensation Committee believe that annual votes will allow the Compensation Committee, management, and our shareholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.

Vote Required

The advisory vote regarding the frequency of the shareholder vote described in this proposal will be determined by a plurality of the votes cast. The frequency —“1 Year,” “2 Years” or “3 Years” — receiving the highest number of affirmative votes will be determined to be the preferred frequency of holding future non-binding votes to approve executive compensation. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote for a frequency of every year (1 YEAR) for holding future non-binding votes to approve executive compensation.

Compensation Discussion and Analysis

Introduction

The following discussion describes and analyzes Cisco’s compensation program for its named executive officers. Cisco’s named executive officers for fiscal 2017 are the CEO, the Chief Financial Officer (“CFO”), and the three most highly compensated executive officers (other than the CEO and CFO), who were serving as executive officers at the end of fiscal 2017. The named executive officers are: Charles H. Robbins, CEO; Kelly A. Kramer, CFO; Chris Dedicoat, Executive Vice President, Worldwide Sales and Field Operations; John T. Chambers, Executive Chairman; and Rebecca Jacoby, Senior Vice President and Chief of Operations.

Executive Summary

Fiscal 2017 was another year of solid financial and strategic performance. Performance and Compensation Highlights for fiscal 2017 at a glance:

Performance and Compensation Highlights

Company Performance

In fiscal 2017, we had solid execution against our strategic priorities. Our financial performance as measured in our incentive plans1 for revenue, operating income, operating cash flow and EPS were as follows:

Revenue Growth[2]:	-3%
Operating Income Growth:	1%
Operating Cash Flow Growth:	2%
EPS Growth:	2%

In 2017, our leadership team continued to execute on our vision to deliver a highly secure, intelligent platform for digital businesses. We made solid progress on our strategic priorities to accelerate the pace of our innovation, increase the value of the network, and deliver the right consumption models for our customers. Below are some of our acquisitions that are helping us to further our strategic priorities.

• AppDynamics, Inc.	• ContainerX, Inc.
• Cloudlock, Inc.	• MindMeld, Inc.

Shareholder Value Creation

We delivered positive returns to shareholders and have maintained our historical pattern of paying dividends and making share repurchases.

$9.2 billion returned to shareholders in fiscal 2017:

•	$3.7 billion in share repurchases

•	$5.5 billion in dividends

Absolute TSR3:

1-Year 7%	3-Year 34%

Strong Say-On-Pay Support

Even though last year’s say-on-pay proposal was approved by approximately 94% of shareholder votes, in fiscal 2017, we engaged with shareholders and further improved our program by:

•	clarifying our pay philosophy of not determining compensation by setting it to a specific target percentile of peers,

•	revising our fiscal 2017 EIP formula to further align individual performance with company performance,

•	adopting a comprehensive “no perks” policy with limited exceptions based on our current practices, and

•	revising our 2005 Stock Incentive Plan to expressly provide that dividends and dividend equivalents will not be paid out or settled on unvested awards of any type.

Annual Executive Incentive Plan

Our revenue and operating income under the EIP resulted in a total fiscal 2017 company performance factor of 0.79, reflecting below target achievement of the financial performance goals under the EIP.

Performance Criteria				Pay for Performance Results
	Fiscal 2017 Goals ($ billions)			Fiscal 2017 Results ($ billions)
	Threshold	Target	Maximum
Revenue	$44.5	$49.4	$55.4	$47.9
	(90% of target)		(112% of target)	(97% of target)
Operating Income	$13.1	$15.4	$18.5	$15.2
	(85% of target)		(120% of target)	(99% of target)

2015-2017 PRSU Plan

The payout under our three-year PRSU plan for fiscal 2015 — 2017 was 88% of target, representing achievement of 106% of our cash flow and EPS goals and 70% for the goal of TSR relative to our peers over the three-year period.

Performance Criteria	Pay for Performance Results
Earned PRSUs = Target PRSUs x ((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))	FY 15 Grant	Cash Flow / EPS[4]	Relative TSR[5]
	FY 17	96%	70%
	FY 16	109%
	FY 15	113%
	Result	106%	70%
	PRSUs Earned	88% of Target

Fiscal 2017 CEO Pay

Mr. Robbins’ total compensation that appears in the Summary Compensation Table for fiscal 2017 was consistent with our year-over-year performance and our performance as it relates to our Peer Group.

Mr. Robbins’ bonus under the EIP for fiscal 2017 compared to the prior year is as follows, reflecting a company performance factor of 0.79 for fiscal 2017 and 1.02 for fiscal 2016:

[1]	Revenue and Operating Income as determined pursuant to the EIP. EPS as determined pursuant to the PRSUs as set forth below.

[2]

The financial goals under the EIP considered that the Service Provider Video Connected Devices Business (“SP Video CPE Business”) was divested during the second quarter of fiscal 2016. Total company revenue not including revenue from SP Video CPE Business products decreased 2%.

[3]	TSR represents cumulative stock price appreciation with dividends reinvested. The 1-Year and 3-Year TSR amounts are measured based on the fiscal year periods ending July 29, 2017.

[4]	This is the Financial Goal Multiplier. EPS is determined pursuant to the PRSUs as set forth in the CD&A below.

[5]	This is the Relative TSR Multiplier.

Listening to Our Shareholders

Cisco’s Compensation Committee relies on our regular shareholder outreach and engagement activities as well as more formal channels to communicate with shareholders, including the opportunity for shareholders to cast a non-binding advisory vote regarding executive compensation at Cisco’s annual meeting of shareholders. See the “Corporate Governance —Shareholder Engagement” section for a discussion of our fiscal 2017 shareholder outreach and engagement. See also the “Corporate Governance — Shareholder Communications with the Board of Directors” section.

The Compensation Committee is very interested in the ideas and feedback of our shareholders regarding executive compensation. An advisory vote regarding executive compensation was presented to shareholders at last year’s annual meeting of shareholders and approved by approximately 94% of shareholder votes, consistent with prior advisory votes by our shareholders regarding executive compensation. In fiscal 2017, we engaged with shareholders representing approximately 35% of our outstanding shares on a variety of topics, including our executive compensation program.

In evaluating our compensation practices in fiscal 2017, the Compensation Committee was mindful of the significant support our shareholders expressed for Cisco’s philosophy and practice of linking compensation to operational objectives and the enhancement of shareholder value. In fiscal 2017, the Compensation Committee continued to refine our executive compensation programs to more closely align compensation with company performance by further strengthening the relationship between bonuses and company performance. For example, we amended our EIP for fiscal 2017 to limit the weighting of individual performance in the calculation of named executive officer bonuses.

The Compensation Committee will continue to seek out and consider shareholder feedback in the future. In furtherance of this objective, the Compensation Committee and the Board of Directors are recommending that shareholders approve holding an advisory “say on pay” vote on an annual basis. See “Proposal No. 5 — Advisory Vote on the Frequency of Holding Future Votes Regarding Executive Compensation” above.

Cisco’s Fiscal 2017 Financial Performance Compared to Fiscal 20161

	Fiscal 2017 (Actual /Target)	Fiscal 2016 (Actual /Target)
Revenue[2] Under the EIP (in billions)	$47.9 / $49.4	$49.2 / $49.5
Results as a Percentage of EIP Target	97%	99%
Operating Income[2] Under the EIP (in billions)	$15.2 / $15.4	$15.2 / $14.8
Results as a Percentage of EIP Target	99%	102%
Operating Cash Flow[1] for PRSUs (in billions)	$13.9 / $13.6	$13.6 / $12.8
Results as a Percentage of PRSU Target	102%	106%
EPS[2] for PRSUs	$2.40 / $2.43	$2.36 / $2.30
Results as a Percentage of PRSU Target	99%	103%

[1]	All numbers are rounded for purposes of this table. Note that fiscal 2017 target operating cash flow for PRSUs ($13.593B) was higher than fiscal 2016 actual ($13.570B) results.

[2]

For a description of how Cisco’s revenue and operating income are calculated, see the “Variable Cash Incentive Awards” section. For a description of how EPS is calculated, see the “Long-Term, Equity-Based Incentive Awards” section.

Executive Compensation Pay-for-Performance Philosophy

The chart below illustrates how the three-year historical compensation for our CEO and the average for our other named executive officers, as reported in the Summary Compensation Table in our annual proxy statements (excluding the equity accounting modification charges for fiscal 2015), compares to our absolute TSR during the same period.

[1]

CEO and average other named executive officer total compensation for the three fiscal years is measured against fiscal 2014 total compensation. TSR is measured against the stock price as of the end of fiscal 2014 and includes the reinvestment of all dividends.

Our Compensation Practices Benefit our Shareholders

Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following best practices:

Compensation Practice	Description of Compensation Practice
Independent Compensation Committee	Our Compensation Committee consists entirely of independent directors who select and utilize an independent outside compensation consultant.
Independent Compensation Consultant	Our Compensation Committee’s independent compensation consultant, FWC, is retained directly by the Compensation Committee and provides no other services to Cisco.
Risk Assessment	Our Compensation Committee performs an annual review of the risks related to our compensation programs.
Pay for Performance

73% of target annual TDC for the CEO was performance-based and approximately 66% of target annual TDC for the other named executive officers was performance-based. See the “Compensation Discussion and Analysis —Compensation Components” section for a discussion of our named executive officers’ TDC.

Annual Cash Incentive	Payment is calculated based primarily on Cisco’s achievement against rigorous pre-established revenue and operating income measures.
Annual Long-Term Equity Incentive

Approximately 72% or more of our named executive officers’ equity awards are PRSUs.

50% of the PRSUs may be earned based on relative TSR performance measured over a three-year period.

50% of the PRSUs may be earned based on consecutive annual goals, namely operating cash flow and EPS, equally weighted, over a three-year period, pre-established at the beginning of each fiscal year.

Caps on Incentive Compensation	There is a maximum limit on the amount of annual cash incentives and PRSUs that may be paid out.
No SERP or Pension Plan	We do not sponsor a supplemental executive retirement plan or a defined benefit pension plan for our executive officers.
No Employment Agreements	None of our executive officers have employment, severance or change in control agreements.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executive officers and non-employee directors.
Recoupment Policy

We have a Recoupment Policy related to our cash awards in the event of certain financial restatements, and our equity plans provide for the forfeiture of awards if an executive officer participates in activities detrimental to Cisco or is terminated for misconduct.

No Change-in-Control Vesting Acceleration Provisions	We eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.
No Repricing	Our 2005 Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without shareholder approval.
No Gross-Ups	We do not provide tax gross-ups in connection with any “golden parachute” excise taxes.
“No Perks” Policy	We have a “no perks” policy with limited exceptions.
No Hedging

All employees and members of the Board of Directors are prohibited from engaging in any speculative transactions in Cisco securities, including engaging in short sales, transactions involving put options, call options or other derivative securities, or any other forms of hedging transactions, such as collars or forward sale contracts.

No Pledging	Executive officers and members of the Board of Directors are prohibited from pledging Cisco securities in margin accounts or as collateral for loans.
No Dividends or Dividend Equivalents on Unvested Equity Awards	We do not provide for payment of dividends or dividend equivalents on unvested awards.

Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy

Attract and Retain While Changing	Motivate Performance

Attract and retain key executives with the proper background and experience required for our future growth and profitability by offering a total compensation program that flexibly adapts to changing economic, regulatory and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria.

Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on Cisco’s satisfaction of designated financial and non-financial objectives.

Reward Actual Achievement	Align Interests

Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances.

Align the interests of our executives with our shareholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term shareholder value.

Compensation Components

The three major elements of our executive officers’ regular TDC are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. For fiscal 2017, 73% of target annual TDC for the CEO was performance-based and approximately 66% of the target annual TDC for the other named executive officers was performance-based, reflecting Cisco’s pay-for-performance philosophy.

Fiscal 2017 Compensation

Annual Base Salary

We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of stable fixed compensation. Consistent with our philosophy of linking pay to performance, our executives receive a small percentage of their overall compensation in the form of base salary.

The Compensation Committee in establishing base salaries considers each executive officer’s individual performance, the breadth, scope and complexity of his or her role, internal equity concerns and whether his or her base salary is competitive as measured against the base salaries of similarly situated executives in our Peer Group.

•	Only two of our named executive officers received increases to their base salaries at the beginning of fiscal 2017.

•	Mr. Robbins’ salary increased from $1,150,000 to $1,200,000, effective as of November 1, 2016, which was determined to be an appropriate adjustment for a second-year CEO.

•

The Compensation Committee increased Mr. Dedicoat’s base salary from $670,000 to $735,000, effective as of November 1, 2016, based on his performance in his first year as Executive Vice President, Worldwide Sales and Field Operations.

•

Given the success of the CEO transition from Mr. Chambers to Mr. Robbins in fiscal 2016 and to reflect Mr. Chambers’ expected level of services in fiscal 2017, the Compensation Committee reduced Mr. Chambers’ base salary by approximately 50%, effective November 1, 2016. During fiscal 2017, Mr. Chambers’ responsibilities as Executive Chairman included Board of Directors leadership, leading key country digitization initiatives and key customer engagement, as requested by the CEO, and advising the CEO.

Named Executive Officer	2017 Base Salary	2016 Base Salary
Charles H. Robbins	$1,200,000	$1,150,000
Kelly A. Kramer	$735,000	$735,000
Chris Dedicoat	$735,000	$670,000
John T. Chambers	$500,000	$1,000,000
Rebecca Jacoby	$650,000	$650,000

Variable Cash Incentive Awards

The objective of Cisco’s annual cash incentive program is to reward achievement of our annual financial performance goals, and to establish appropriate company performance expectations to ensure that our executives are accountable for our continued growth and profitability. Performance measures and goals for determining our named executive officers’ fiscal 2017 annual incentive awards were pre-established under Cisco’s EIP, and were intended to comply with the exemption for performance-based compensation under Code Section 162(m). In fiscal 2017, the pre-established performance goals were based on Cisco’s achievement of financial performance goals, expressed as a company performance factor (“CPF”), and an individual performance factor (“IPF”) that is initially determined based on the achievement of the financial performance goals. The Compensation Committee established such performance measures and goals based on an informed review of Cisco’s targeted financial performance for fiscal 2017 and the pay practices of the companies in our Peer Group.

How Variable Cash Incentive Awards Work

The EIP design for fiscal 2017 is the same as the design used for fiscal 2016, except we reduced the weighting of the IPF as described below. Awards under the EIP for fiscal 2017 are based on the same one-year financial performance metrics as were used in fiscal 2016 and the specific financial targets are the same as those used under the company-wide bonus plan. As was the case in fiscal 2016, for fiscal 2017, the target bonus was based on a CPF of 0.91 and Cisco’s financial performance must exceed its fiscal 2017 financial plan established by the Board of Directors for the CPF to exceed 0.91.

For each named executive officer (except Mr. Chambers who at the recommendation of FWC does not participate in the EIP but receives equity incentives to maintain his long-term focus), the fiscal 2017 EIP awards were calculated by multiplying an individual’s annual base salary for fiscal 2017 (with any increase subject to a pre-established cap of 15% from the individual’s base salary at the beginning of fiscal 2017) by the individual’s target award percentage, and multiplying the result by a CPF and an IPF, as follows:

BONUS = BASE x TARGET x CPF x IPF

The Compensation Committee does not have the discretion to award bonuses under the EIP if the applicable performance criteria have not been met.

The fiscal 2017 cash incentive awards for each named executive officer participant were as follows:

Named Executive Officer	Base Salary		Target Award Percentage[1]	Company Performance Factor	Individual Performance Factor	EIP Payment
Charles H. Robbins	$1,187,225	[2]	225%	0.79	1.20	$2,532,352
Kelly A. Kramer	$735,000		135%	0.79	1.20	$940,653
Chris Dedicoat	$718,393	[3]	135%	0.79	1.10	$842,783
Rebecca Jacoby	$650,000		115%	0.79	1.10	$649,578

[1]	Target award percentages did not increase from fiscal 2016.
[2]	Mr. Robbins’ base salary increased from $1,150,000 to $1,200,000 effective November 1, 2016. Mr. Robbins’ annual bonus was based on his pro-rated annual base salary.
[3]	Mr. Dedicoat’s base salary increased from $670,000 to $735,000 effective November 1, 2016. Mr. Dedicoat’s annual bonus was based on his pro-rated annual base salary.

How Fiscal 2017 EIP Targets were Established and Actual Results

At the beginning of fiscal 2017, the Compensation Committee established a target EIP award for each of the named executive officer participants based on a percentage of their base salaries. For fiscal 2017, the target award percentages for all named executive officer participants were the same as those approved for fiscal 2016. The target awards were determined by the Compensation Committee after considering a number of factors, including the executive’s title and responsibility, whether the target annual percentage of annual base salary is competitive with similarly situated executives in the Peer Group, and our recent and our projected financial performance.

Company Performance Factor (CPF)

The CPF for fiscal 2017 could range from 0.0 to 1.20 with target at 0.91 and is subject to the Compensation Committee’s discretion to reduce the payout. As was the case in fiscal 2016, the Compensation Committee set the target CPF at 0.91 and the formula for fiscal 2017 was constructed with upside potential so that if we exceeded our revenue and operating income targets, the CPF could be greater than 1.0.

The Compensation Committee established the annual financial performance goals based on Cisco’s fiscal 2017 financial plan that was approved by the Board of Directors. Consistent with last year, the Compensation Committee selected revenue and operating income as the financial performance measures because these measures most directly align with Cisco’s growth strategy and generally have the best correlation with shareholder value. Operating income is weighted on a 4-to-1 basis compared to revenue in calculating the outcome under the CPF.

The revenue and operating income goals and results for fiscal 2017 are set forth below:

Performance Criteria				Pay for Performance Results
	Fiscal 2017 Goals ($ billions)			Fiscal 2017 Results ($ billions)	Funding (% of 0.91 Target)	Weighting	Contribution
	Threshold	Target	Maximum

Revenue	$44.5 (90% of target)	$49.4	$55.4 (112% of target)	$47.9 (97% of target)	63.1%	20%	0.13
Operating Income	$13.1 (85% of target)	$15.4	$18.5 (120% of target)	$15.2 (99% of target)	83.4%	80%	0.66

							0.79

The above resulted in a total fiscal 2017 CPF of 0.79, reflecting below target achievement of the financial performance goals under the EIP.

The revenue and operating income goals and results were calculated for purposes of the EIP in accordance with pre-established rules. Revenue was Cisco’s GAAP revenue excluding the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds. Operating income was Cisco’s GAAP operating income excluding the following: share-based compensation expense; compensation expense related to acquisitions and investments; changes in estimates of contingent consideration related to acquisitions and investments; gains or losses on divestitures; amortization or impairment of acquired intangible assets including in-process research and development; impacts to cost of sales from purchase accounting adjustments to inventory; all external acquisition-related costs such as finder’s fees, advisory, legal, accounting, valuation, hedging or other professional or consulting fees directly associated with acquisitions and investments; gains resulting from resolving all pre-acquisition contingencies; and each of the following subject to pre-established thresholds: the impact of any cumulative effect of changing to newly adopted accounting principles; operating income of acquired and divested entities and their subsidiaries as reflected on the financial records thereof; losses due to impairments or gain/loss contingencies; gains or losses on the sale of fixed assets; direct losses on Cisco’s tangible assets from natural catastrophe, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, or seizure; and restructuring charges.

Individual Performance Factor (IPF)

For fiscal 2017, each named executive officer participant’s IPF was initially determined by reference to the CPF. The amount of each named executive officer participant’s IPF could range from an IPF of 1.20 for a CPF of 0.85 or lower to a maximum IPF of 2.0 for a CPF of 1.1 or higher. The Compensation Committee adopted the IPF limits to ensure that annual cash incentives were closely aligned with and driven by company performance. While the amount of the IPF was formulaic, the Compensation Committee retained the right to exercise discretion to reduce (but not increase) the IPF used in the calculation.

In determining the appropriate IPF for each named executive officer participant, the Compensation Committee considered leadership, innovation, execution, contributions to Cisco’s achievement of its financial goals, strategic planning, and prior years’ IPFs and cash incentive awards under the EIP.

The Compensation Committee used its business judgment in reviewing each of these individual items and did not assign specific quantitative weighting to such items.

Because the fiscal 2017 CPF was 0.79, the maximum IPF of each named executive officer participant was 1.20 this fiscal year. After considering the factors listed above, the Compensation Committee exercised its discretion in the case of Mr. Dedicoat and Ms. Jacoby based on their performance relative to the performance of the other named executive officer participants. The chart below sets forth each named executive officer participant’s actual IPF.

Named Executive Officer	Fiscal 2017 Individual Performance Factor
Charles H. Robbins	1.20
Kelly A. Kramer	1.20
Chris Dedicoat	1.10
Rebecca Jacoby	1.10

Long-Term, Equity-Based Incentive Awards

The objective of Cisco’s equity-based incentive awards program is to align the interests of named executive officers with shareholders, and to provide named executive officers with a long-term incentive to manage Cisco from the perspective of an owner. PRSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives, and align long-term stock performance and shareholder value. Time-based RSUs support retention and align the interests of our executive officers with those of our shareholders since they promote shareholder value creation and a culture of ownership.

The Compensation Committee determines the size of a named executive officer’s equity awards according to each named executive officer’s position within Cisco, and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to considering competitive market data, the Compensation Committee considers an individual’s performance history, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

Fiscal 2017 Awards

In September 2016, the Compensation Committee approved each named executive officer’s fiscal 2017 equity awards to be comprised of approximately 72% PRSUs and 28% time-based RSUs (based on grant date value) as set forth in the table below. Given the success of the CEO transition from Mr. Chambers to Mr. Robbins in fiscal 2016 and to reflect Mr. Chambers’ expected level of services in fiscal 2017, the Compensation Committee granted Mr. Chambers PRSUs and RSUs with a grant date value approximately 50% lower than his fiscal 2016 PRSUs and RSUs.

Named Executive Officer	Target PRSUs	Max. PRSUs	Target Value of PRSUs	Time- Based RSUs	Grant Value of Time-Based RSUs	Total Target Value of Fiscal 2017 Annual Equity Awards[1]
Charles H. Robbins	347,000	520,500	$10,127,282	118,600	$3,384,192	$13,511,474
Kelly A. Kramer	192,800	289,200	$5,626,916	65,900	$1,880,424	$7,507,340
Chris Dedicoat	154,300	231,450	$4,503,284	52,800	$1,506,622	$6,009,906
John T. Chambers	90,000	135,000	$2,626,673	30,800	$878,863	$3,505,536
Rebecca Jacoby	80,700	121,050	$2,355,250	80,700	$2,302,734	$4,657,984

[1]	See the “Target Values versus Accounting Values” section for information about how this value is calculated.

How PRSUs Work

The fiscal 2017 PRSUs maintained the same metrics and design as those granted in fiscal 2015 and 2016. The formula to determine the number of earned PRSUs is set forth below:

Earned PRSUs = Target PRSUs x

((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))

•	Average Financial Goal Multiplier

The Average Financial Goal Multiplier is based on the average of Cisco’s operating cash flow and EPS over a three-year period as measured against annual performance metrics that are set by the Compensation Committee at the beginning of each fiscal year. For example, in the case of the fiscal 2017 PRSU grants, at the beginning of each of fiscal 2017, 2018 and 2019, the Compensation Committee will approve certain operating cash flow and EPS goals for the applicable fiscal year. Following the completion of each fiscal year, the Compensation Committee will certify the financial goal multiplier that was earned for such year and following the completion of the 2019 fiscal year, the Compensation Committee will determine the Average Financial Goal Multiplier for the three-year period.

The Financial Goal Multiplier can range from a threshold of 85% of target to a maximum of 124% of target. EPS is weighted on a 2-to-1 basis compared to operating cash flow in calculating the outcome under the Financial Goal Multiplier.

•	2017 Financial Results

The operating cash flow and EPS goals for fiscal 2017 as well as our fiscal 2016 performance relative to fiscal 2017 are set forth below:

	Fiscal 2017 Goals			Fiscal 2017 Results	Fiscal 2016 Results
	Threshold	Target	Maximum
Operating Cash Flow	$11.6 billion (85% of target)	$13.6 billion	$16.7 billion (123% of target)	$13.9 billion (102% of target)	$13.6 billion

EPS	$2.07 (85% of target)	$2.43	$3.01 (124% of target)	$2.40 (99% of target)	$2.36

The above resulted in a Financial Goal Multiplier for fiscal 2017 of 96% as further illustrated in the table below, reflecting achievement below target levels. This multiplier will be included as part of the three-year average for the relevant PRSUs (e.g., the Year 3 Financial Goal Multiplier for the fiscal 2015 PRSUs and the Year 2 Financial Goal Multiplier for the fiscal 2016 PRSUs).

	Fiscal 2017 Financial Performance Calculations
	Funding (% of 100% Target)	Weighting	Contribution
Operating Cash Flow	104.5%	33.3%	0.35
EPS	91.5%	66.7%	0.61

			0.96

For the fiscal 2017 PRSUs, operating cash flow is Cisco’s GAAP operating cash flow. EPS was calculated from Cisco’s GAAP diluted EPS excluding all of the items excluded from the calculation of operating income for purposes of the EIP taking into account the related income tax effects, as well as the effects of certain tax matters.

•	Relative TSR Multiplier

Following the completion of the three-year performance period, the Relative TSR Multiplier is determined and certified by the Compensation Committee by comparing Cisco’s TSR at the beginning and end of the three-year performance period to the TSR of companies that comprise the S&P 500 Information Technology Index. For example, in the case of the fiscal 2017 PRSU grants, the performance metric for the remaining 50% of the PRSUs is Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal years 2017 through 2019.

The Relative TSR Multiplier is calculated as follows:

Relative TSR	Relative TSR Multiplier[1]
75th Percentile or Above	150%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

[1]	To the extent Cisco’s relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Relative TSR Multiplier.

•	Determining Earned PRSU Values for Fiscal 2017 PRSUs

At the end of the three-year performance period and in connection with the settlement of the shares, the Compensation Committee will certify results and 50% of the Relative TSR Multiplier will be added to 50% of the Average Financial Goal Multiplier (the average of the Financial Goal Multipliers for fiscal 2017, 2018 and 2019) to determine the shares awarded to each named executive officer. As fiscal 2017 was the first year of the three-year performance period for fiscal 2017 PRSUs, no shares were earned. However, the one-year TSR for fiscal 2017 was at the 15th percentile of the S&P 500 Information Technology Index which would have resulted in a TSR Multiplier of 0 had the three-year performance period been a one-year performance period.

Earned Fiscal 2015 Awards (Fiscal 2015 — 2017)

The table below summarizes the applicable Financial Goal Multipliers, Average Financial Goal Multiplier and Relative TSR Multiplier for the PRSUs granted during fiscal 2015 (other than PRSUs described under “Other Fiscal 2015 Awards (TSR Only)” below) and the percentage of PRSUs earned:

[1]	Earned PRSUs = Target PRSUs x (50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier).

Based on the multipliers as set forth in the table above, the fiscal 2015 PRSUs (for which the three-year performance cycle has been completed) were earned as follows reflecting our commitment to pay for performance:

Named Executive Officer	Target PRSUs	FY 2015 PRSUs Earned
Charles H. Robbins	153,300	134,903
Kelly A. Kramer	50,000	43,998
Chris Dedicoat	50,000	43,998
John T. Chambers	518,700	456,455
Rebecca Jacoby	65,000	57,198

The payouts for PRSUs with a three-year performance period granted in fiscal 2015, 2014 and 2013 were as follows:

Other Fiscal 2015 Awards (TSR Only)

•

Kelly Kramer Award. On November 21, 2014, in connection with her promotion to Executive Vice President and Chief Financial Officer in January 2015, Ms. Kramer was granted PRSUs that are earned based on Cisco’s TSR relative to the S&P 500 Information Technology Index over the period from the beginning of December 1, 2014 to the end of fiscal 2017. The number of PRSUs that were earned was determined by multiplying the number of target PRSUs by a Relative TSR Multiplier which would be calculated in the same manner as the Relative TSR Multiplier for our other PRSUs but with reference to a different time period. Ms. Kramer’s PRSU grant was earned as follows based on relative TSR at the 35th percentile for the period from the beginning of December 1, 2014 to the end of fiscal 2017:

Named Executive Officer	Target PRSUs	32-Month TSR Multiplier	PRSUs Earned
Kelly A. Kramer	100,562	70%	70,393

•

Chris Dedicoat and Rebecca Jacoby Awards. On May 28, 2015, in connection with Mr. Dedicoat’s promotion to Executive Vice President, Worldwide Sales and Field Operations, and in the case of Ms. Jacoby, the CEO transition, Mr. Dedicoat and Ms. Jacoby were each granted PRSUs that are earned based on Cisco’s TSR relative to the S&P 500 Information Technology Index with the performance period divided over three separate measurement periods with (i) one-third covering the two-year period from the beginning of fiscal 2016 to the end of fiscal 2017; (ii) one-third covering the three-year period from the beginning of fiscal 2016 to the end of fiscal 2018; and (iii) one-third covering the three-year period from the beginning of fiscal 2017 to the end of fiscal 2019. The number of PRSUs that are earned based on each measurement period are determined by multiplying 1/3 of the target PRSUs by a Relative TSR Multiplier that was calculated in the same manner as the Relative TSR Multiplier for our other PRSUs but with reference to a different time period. The portion of Mr. Dedicoat’s and Ms. Jacoby’s respective PRSU grant that was subject to the first measurement period was earned as follows based on relative TSR at the 25th percentile for the period from the beginning of fiscal 2016 to the end of fiscal 2017:

Named Executive Officer	Total Target PRSUs	Target PRSUs for First Measurement Period	24-Month TSR Multiplier	PRSUs Earned
Chris Dedicoat	50,000	16,667	50%	8,333
Rebecca Jacoby	37,500	12,500	50%	6,250

•

John Chambers Award. On July 23, 2015, Mr. Chambers was granted PRSUs that are earned based on Cisco’s TSR relative to the S&P 500 Information Technology Index over the period from the beginning of June 1, 2015 to the end of fiscal 2017. The number of PRSUs that were earned was determined by multiplying the number of target PRSUs by a Relative TSR Multiplier which would be calculated in the same manner as the Relative TSR Multiplier for our other PRSUs but with reference to a different time period. Mr. Chambers’ PRSU grant was earned as follows based on relative TSR at the 27th percentile for the period from the beginning of June 1, 2015 to the end of fiscal 2017:

Named Executive Officer	Target PRSUs	26-Month TSR Multiplier	PRSUs Earned
John T. Chambers	90,645	54%	48,948

Target Values versus Accounting Values

Because the fiscal 2017 PRSUs include annual Financial Goal Multipliers and a three-year Relative TSR Multiplier, the values reported in the Summary Compensation Table are different than the target values set forth in the tables above. Because 50% of the value of the fiscal 2017 PRSUs are based on the Relative TSR Multiplier, FASB ASC Topic 718 requires that the value of the fiscal 2017 PRSUs reported in the Summary Compensation Table include the full value of the TSR component based on the probable outcome of the Relative TSR Multiplier. However, because the remaining 50% of the value of the fiscal 2017 PRSUs is based on separate measurements of our financial performance for each year in the three-year performance period, FASB ASC Topic 718 requires that the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. As a result, for the fiscal 2017 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual financial metric goals for fiscal 2018 or fiscal 2019. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2018 and fiscal 2019, respectively, when the financial metrics are established. However, the Summary Compensation Table for fiscal 2017 does include a portion of the value of the fiscal 2015 PRSUs and the fiscal 2016 PRSUs based on the annual operational performance metrics set for those awards during fiscal 2017.

Vesting of RSUs and PRSUs

The time-based RSUs generally vest in four successive equal annual installments. Subject to continued employment, any earned PRSUs will be settled following the completion of the performance period and final certification of the Compensation Committee. All outstanding unvested equity awards under Cisco’s 2005 Stock Incentive Plan will vest in full (at target levels for PRSUs), and, if applicable, become immediately exercisable in the event of the named executive officer’s death, terminal illness or if Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity.

Retirement

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement assistance requirements and covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the applicable three-year performance period.

Cisco believes that the retirement vesting feature of all PRSUs is an appropriate and necessary retention tool because it provides protection to the named executive officers in light of the three-year PRSU performance period and is a prevalent practice among the companies within the Peer Group that grant similar equity awards with multi-year performance periods. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

See the “Grants of Plan-Based Awards — Fiscal 2017” table for additional information regarding these equity grants to the named executive officers and the “Potential Payments upon Termination or Change in Control” section for additional information regarding these grants to the named executive officers and all other outstanding equity awards previously granted to the named executive officers.

Cisco does not provide for any single-trigger golden parachute arrangements or golden parachute excise tax gross-up arrangements for its named executive officers, nor does it provide employment agreements with cash severance provisions.

Perquisites

Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on their role with Cisco. Consequently, under Cisco’s newly adopted “no perks” policy, Cisco’s executive officers generally will not be entitled to receive any special benefits, except as provided below:

•

Executive Physical — Executive officers may choose to have an annual executive health screening done at Cisco’s expense. Cisco believes providing executive health physicals benefits both the executive officer and Cisco by ensuring health risks are minimized.

•

Aircraft Policy — Our CEO, and our Executive Chairman (to the extent our Executive Chairman’s aircraft is unavailable), may occasionally use our corporate aircraft for personal use, subject to availability, provided they reimburse Cisco for the incremental cost of the flight. Because the leased corporate aircraft is used primarily for business travel, Cisco requires reimbursement for the incremental cost of the flight (these costs do not include fixed costs that do not change based on usage). The reimbursable incremental cost for personal use includes, when applicable, the following costs: fuel, landing/parking fees, crew fees and expenses, custom fees, flight services/charts, variable maintenance costs, inspections, catering, aircraft supplies, telephone usage, trip-related hangar rent and parking costs, plane repositioning costs (deadhead flights), occupied variable fees, and other miscellaneous expenses. Cisco does not seek reimbursement of fixed costs such as monthly management fees, lease payments, crew salaries, maintenance costs not related to trips, training, home hangaring, general taxes and insurance, and services support, as these costs are generally incurred for business purposes. In addition, occasionally, guests of named executive officers are permitted to ride along on Cisco’s leased corporate aircraft when the aircraft is already going to a specific destination for a business purpose, provided there is no more than de minimis incremental cost.

•

Personal Security When Traveling — Consistent with prevalent practices among large, multinational companies, and based on an independent third-party security study, Cisco provides security personnel for the CEO and Chairman of the Board and their family members for business travel and certain non-business travel. The Compensation Committee must pre-approve security for the CEO and Chairman of the Board and their family members on non-business trips when the aggregate cost for such trips per fiscal year for each such executive officer and their family members will equal or exceed $25,000. The Chair of the Compensation Committee must pre-approve any security recommended by Cisco Security or a third-party security vendor for families traveling with executive officers other than the CEO and Chairman of the Board on business trips and for such executive officers and, if applicable, their families on non-business trips. The incremental cost of security expenses for Cisco security personnel is their meals, lodging and travel but generally not their compensation because Cisco already incurs that cost for business purposes. The incremental cost of third-party security vendors is their actual cost. Cisco does not consider the provision of such security to be a perquisite since the need for security arises from the nature of the executive officer’s employment by Cisco and the provision of such security is provided to mitigate risks to Cisco’s business. Pursuant to SEC guidance, we have reported the aggregate incremental costs in the “All Other Compensation” column of the Summary Compensation Table.

•

Relocation Benefits — Executive officers who are relocating within the United States may be entitled to the benefits set forth in Cisco’s domestic relocation policy for Senior Vice Presidents and above, as amended from time to time. In addition, executive officers who are relocating to another country may be entitled to the benefits set forth in Cisco’s international assignment and relocation policy for Senior Vice Presidents and above, as amended from time to time. These relocation benefits are permitted in order to give the Compensation Committee the flexibility to provide market competitive benefits and enable an orderly transition for Senior Vice Presidents relocating within the United States or to another country.

•

Required Business Trips Where Spouses are Expected to Attend — Cisco will pay for or reimburse spousal/partner travel and personal expenses only in connection with business-related events where Cisco executive officers are required to attend and where the presence of spouses/partners is expected; provided however, for each named executive officer, the aggregate amount of spousal/partner travel and personal expenses paid for by Cisco in a fiscal year must be less than $10,000. If a named executive officer’s spousal/partner travel and personal expenses are in excess of such limit, the named executive officer will be responsible for such excess amounts and will reimburse Cisco.

•	Gross-Ups — Cisco does not provide for tax gross-ups in connection with any of the foregoing items except in the case of tax equalization under Cisco’s international assignment and relocation policy.

Deferred Compensation Plan

The Deferred Compensation Plan is available to all U.S. employees with the title of director or above, including the named executive officers. The Deferred Compensation Plan provides an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits under the Cisco Systems, Inc. 401(k) Plan (the “401(k) Plan”). Cisco does not sponsor a supplemental executive retirement plan or a defined benefit pension plan. Cisco matches deferrals at the same percentage as made under the 401(k) Plan. Those matching contributions are described in footnote 2 to the “Nonqualified Deferred Compensation — Fiscal 2017” table below.

Fiscal 2018 Compensation Approach

•	Base Salaries — The Compensation Committee does not intend at this time to make any adjustments to the annual base salaries for the named executive officers.

•

Variable Cash Incentive Awards — Awards under the EIP for fiscal 2018 are based on the same one-year financial performance metrics as were used in fiscal 2017 and the specific financial targets will be the same as those used under the company-wide bonus plan. The Compensation Committee again placed limits on the IPF based on company performance. For fiscal 2018, the target bonus is based on a CPF of 1.0 and Cisco’s financial performance must exceed its fiscal 2018 financial plan established by the Board of Directors for the CPF to exceed 1.0.

•

Long-Term, Equity-Based Incentive Awards — On September 20, 2017, the Compensation Committee granted the following equity awards to the named executive officers below (72% PRSU/28% RSUs) and the PRSUs were granted using a three-year performance period and the same performance metrics (but not goals) that were used in fiscal 2017; except that the TSR peer group has changed from the S&P 500 Information Technology Index to the S&P 500 Index. This change was made to include a broader range of large cap companies, and because many of Cisco’s investors think of Cisco as a S&P 500 Index company rather than as a S&P 500 Information Technology Index company. Further, use of the S&P 500 Index was prevalent among our Peer Group. In addition, grants of time-based RSUs now generally vest subject to a one-year cliff and quarterly vesting thereafter, to reflect an emerging trend and to be competitive with our Peer Group.

Named Executive Officer	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units
Charles H. Robbins	358,000	124,400
Kelly A. Kramer	209,500	72,800
Chris Dedicoat	135,600	47,100
Rebecca Jacoby	74,000	77,100

•

Executive Chairman Compensation — Mr. Chambers did not receive a salary increase or any equity grants for fiscal 2018. Mr. Chambers has notified Cisco and its Board of Directors of his decision not to stand for re-election at the 2017 Annual Meeting of Shareholders. Mr. Chambers will continue to serve as Executive Chairman through the date of the 2017 Annual Meeting.

Executive Compensation Governance Components

Our Culture of Ownership

As noted above, a core element of Cisco’s compensation philosophy is to align the interests of executive officers with those of shareholders by providing appropriate long-term incentives. To further this goal, Cisco has a long-standing policy regarding minimum ownership of shares by Cisco’s executive officers.

These minimum ownership requirements call for Cisco’s CEO to own shares of Cisco’s common stock having a value equal to at least five times the CEO’s annual base salary and for each other executive officer to own shares of Cisco’s common stock having a value equal to at least three times the executive officer’s annual base salary. The CEO and each other executive officer have five years from the date of their respective appointment to attain their minimum ownership level.

Position	Required Share Ownership (Multiple of Base Salary)
CEO	5x
Executive Officers	3x

As of October 14, 2017, all of our executive officers were either exceeding the minimum stock ownership requirements or were on track to comply in the relevant timeframe.

Recoupment (or “clawback”) Policy

Cisco has a long-standing recoupment policy for cash incentive awards paid to executive officers under Cisco’s annual cash incentive plan, the EIP. In the event of a restatement of incorrect financial results, this policy would enable the Compensation Committee, if it determined appropriate and subject to applicable laws, to seek reimbursement of the incremental portion of EIP awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results. Cisco’s long-term, equity-based incentive award plans also generally provide for forfeiture if a named executive officer participates in activities detrimental to Cisco or is terminated for misconduct. We are monitoring the proposed SEC rules on recoupment and plan to modify our recoupment policy in accordance with any applicable final SEC rules.

Compensation Risk Management

The Compensation Committee’s annual review and approval of Cisco’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews Cisco’s compensation programs for employees and executives, including the annual cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Cisco.

As part of this review, the Compensation Committee evaluates the need to engage independent consultants for specific assignments and did engage FWC during fiscal 2017 to deliver a report and assist with the risk assessment of Cisco’s executive compensation program.

FWC advised that Cisco’s executive compensation program:

•	maintains an appropriate pay philosophy,

•	uses an appropriate, objectively selected peer group to support decision-making,

•	reflects best-in-class design and governance practices in key areas,

•	supports business objectives,

•	mitigates compensation-related risk through a balanced structure and related policies such as ownership guidelines, pledging prohibitions, etc., and

•	reviews actual pay delivery from performance-based incentives to confirm the rigor of goal setting and the alignment with performance.

The Compensation Committee also determined that Cisco’s commission and sales incentive plans for employees at all levels are based on measurable and verifiable sales goals that are aligned with Cisco’s company-wide revenue and operating income goals for its bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts.

Compensation Process

The Compensation Committee begins its process of deciding how to compensate Cisco’s named executive officers by considering the competitive market data provided by its independent compensation consultant and the Human Resources Department. The Compensation Committee engaged FWC to provide advice and recommendations on competitive market practices and specific compensation decisions. For purposes of evaluating competitive practices, the Compensation Committee, with assistance from FWC, identified criteria to select a list of companies that comprise Cisco’s peer group.

Peer Group and Benchmarking

The Compensation Committee approved a peer group in March 2016, which was used to establish compensation targets and guide decisions prior to March 2017. FWC subsequently prepared a peer group study, and an updated peer group was approved and used beginning March 2017. We refer to the initial and updated peer groups below as the “Peer Group” in this Proxy Statement. The Compensation Committee may also decide to use data accumulated by management regarding compensation practices of companies where Cisco regularly competes for talent as an additional point of reference.

How the Peer Group was Selected

The members of the Peer Group are based on the following objective criteria, recommended by FWC:

•	Major information technology companies with related Global Industry Classification Standard (GICS) codes 4510, 4520 and 4530,

•	A three-year rolling average market capitalization greater than $30 billion (based on the trailing 12-quarter average), and

•	Revenues greater than $10 billion (based on the trailing four quarter averages).

Peer Group Members (March 2017)1

Accenture	Facebook	Microsoft
ADP	Hewlett-Packard Enterprise	Oracle
Apple	HP Inc.[3]	Qualcomm
Alphabet	IBM	Texas Instruments
Broadcom Limited[2]	Intel	Visa

[1]	EMC was removed from the Peer Group as a result of being taken private by Dell in the last year.

[2]	Broadcom Limited was added following the merger of Broadcom Corporation and Avago Technologies in early 2016 because it satisfies the size and industry criteria.

[3]	HP Inc., which also satisfies the size and industry criteria, replaced Cognizant Technology Solutions because Cisco’s business model is more closely aligned with HP Inc.’s business model.

How We Use the Peer Group

The positions of Cisco’s named executive officers were compared to their counterpart positions in the Peer Group, and the compensation levels for comparable positions in the Peer Group were examined for guidance in determining:

•	base salaries,

•	variable cash incentive awards, and

•	the amount and mix of long-term, equity-based incentive awards.

The Compensation Committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each named executive officer taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.

How the Compensation Committee Makes Decisions and Policies

The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although from time to time it seeks input and recommendations from the CEO and the Human Resources Department. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. FWC has worked directly with and on behalf of the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities; and will undertake no projects for management except at the request of the Compensation Committee chair, and in the capacity of the Compensation Committee’s agent where such projects are in direct support of the Compensation Committee’s charter. The Compensation Committee assessed the independence of FWC during fiscal 2017 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding NASDAQ independence factors regarding compensation advisor independence.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Cisco and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the cash incentive awards paid to named executive officers and the PRSUs awarded to named executive officers for fiscal 2017 are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the RSUs with time-based vesting granted to the named executive officers in fiscal 2017 are subject to the deduction limits of Code Section 162(m).

The Compensation Committee considers the accounting consequences to Cisco of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the prior fiscal year and the review and evaluation of each executive officer’s performance. The Compensation Committee’s policy is to generally grant equity awards only during open trading windows and to establish grant dates in advance, generally establishing those dates near the beginning of each fiscal year.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with Cisco’s management. Based on that review and those discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Cisco’s Annual Report on Form 10-K for its 2017 fiscal year.

Submitted by the Compensation and Management Development Committee

Roderick C. McGeary, Chairperson

Carol A. Bartz

M. Michele Burns

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2017 were: Roderick C. McGeary (Chairperson), Carol A. Bartz, M. Michele Burns and Brian L. Halla. Brian Halla did not stand for re-election and retired after the 2016 annual meeting. No member of this committee was at any time during fiscal 2017 or at any other time an officer or employee of Cisco, and no member of this committee had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2017.

Fiscal 2017 Compensation Tables

The following table, footnotes and related narrative sets forth the “total compensation” earned by the named executive officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals were designated as named executive officers. The salary, bonus and non-equity incentive plan compensation columns set forth below reflect the actual amounts paid for the relevant fiscal years, while the stock awards and option awards columns reflect accounting values. For the actual amounts of compensation related to long-term equity incentives, see the “Option Exercises and Stock Vested—Fiscal 2017” table below. Cisco’s named executive officers for fiscal 2017 include Cisco’s CEO, CFO, and the three most highly compensated executive officers (other than CEO and CFO) who were serving as executive officers at the end of fiscal 2017.

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year (1)	Salary ($) (2)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Charles H. Robbins	2017	$1,187,308	—	$12,873,491	—	$2,532,352	$153,956	$16,747,107
Chief Executive Officer	2016	$1,172,115	—	$10,277,074	—	$4,486,725	$98,657	$16,034,571

Kelly A. Kramer	2017	$735,000	—	$7,084,573	—	$940,653	$43,995	$8,804,221
Executive Vice President and	2016	$749,135	$500,000(6)	$5,974,708	—	$1,821,771	$11,925	$9,057,539
Chief Financial Officer	2015	$632,866	$500,000(6)	$5,871,542	—	$1,438,245	$30,055	$8,472,708

Chris Dedicoat	2017	$718,500	—	$5,806,123	—	$842,783	$41,882	$7,409,288
Executive Vice President, Worldwide Sales and Field Operations	2016	$691,490	—	$5,279,794	—	$1,476,144	$386,820	$7,834,248

John T. Chambers	2017	$626,923	—	$6,270,977	—	—	$11,925	$6,909,825
Executive Chairman	2016	$1,019,231	—	$8,828,446	—	—	$12,098	$9,859,775
	2015	$1,100,000	—	$14,509,424	—	$4,000,000	$11,700	$19,621,124

Rebecca Jacoby	2017	$650,000	—	$4,756,108	—	$649,578	$58,256	$6,113,942
Senior Vice President and Chief of Operations

(1)

Mr. Robbins became CEO effective as of July 26, 2015 and was not a named executive officer in fiscal 2015. Mr. Dedicoat was promoted to Executive Vice President, Worldwide Sales effective as of July 26, 2015 and was not a named executive officer in fiscal 2015. Ms. Jacoby was promoted to Senior Vice President and Chief of Operations effective as of July 26, 2015 and was not a named executive officer in fiscal 2016 or 2015.

(2)	Fiscal 2016 was a 53-week fiscal year, and the salary amounts for fiscal 2016 reflect the extra week’s salary earned during that fiscal year.

(3)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs granted during the applicable fiscal year under the 2005 Stock Incentive Plan. See below for more information on, and assumptions used for, the grant date fair value of the PRSUs. For time-based awards, the grant date fair value was determined using the closing share price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends.

The PRSUs awarded in fiscal 2017, fiscal 2016 and fiscal 2015 are generally based on the three-year performance cycle of (i) fiscal 2017 through fiscal 2019, (ii) fiscal 2016 through fiscal 2018, and (iii) fiscal 2015 through fiscal 2017, respectively. The performance metrics for 50% of the PRSUs are based on operating goal performance, and the performance metric for the remaining 50% of the PRSUs is Cisco’s relative TSR, except that the performance metric for the PRSUs awarded to Ms. Kramer in November 2014, Mr. Chambers in July 2014 and July 2015, and Mr. Dedicoat in May 2015, respectively, was based 100% on Cisco’s relative TSR. The metrics used to determine the number of PRSUs earned relative to operating goal performance are operating cash flow and EPS based on annual goals, pre-established at the beginning of each applicable fiscal year in accordance with Code Section 162(m). These operating goal performance metrics are reviewed at the end of each fiscal year and any PRSUs are earned based on the average performance over the three applicable fiscal years, subject to the Compensation Committee’s approval. The probable and maximum values are based upon achieving the target or maximum level of performance as of the date the goals were set. The performance periods for the PRSUs earned based on Cisco’s relative TSR are described in the “Grants of Plan-Based Awards—Fiscal 2017” table. See the “Compensation Discussion and Analysis—Fiscal 2017 Compensation” section for a more complete description of the PRSUs.

The table below sets forth the grant date fair value for PRSUs awarded in fiscal 2017, 2016 and 2015.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)*	Market-Related Component Grant Date Fair Value ($)**
Charles H. Robbins	2017	$4,223,574	$6,335,361	$5,265,725
	2016	$2,702,659	$4,053,989	$4,563,283
Kelly A. Kramer	2017	$2,278,409	$3,417,613	$2,925,740
	2016	$1,312,143	$1,968,214	$2,808,643
	2015	$504,843	$757,265	$3,339,199
Chris Dedicoat	2017	$1,957,998	$2,936,997	$2,341,503
	2016	$1,199,599	$1,799,398	$2,457,715
John T. Chambers	2017	$4,026,364	$6,039,545	$1,365,750
	2016	$4,748,251	$7,122,376	$2,457,715
	2015	$6,046,978	$9,070,467	$8,462,446
Rebecca Jacoby	2017	$1,228,751	$1,843,125	$1,224,623

*

Because the performance-related component for PRSUs that contain operating goals is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved as follows:

(i)

the amounts for fiscal 2017 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2017, fiscal 2016 and fiscal 2015 based upon the probable or target outcome of the fiscal 2017 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2017 operating goal performance-related component as of the date the goals were set; and

(ii)

the amounts for fiscal 2016 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2016, fiscal 2015 and fiscal 2014 based upon the probable or target outcome of the fiscal 2016 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2016 operating goal performance-related component as of the date the goals were set; and

(iii)

the amounts for fiscal 2015 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2015, fiscal 2014 and fiscal 2013 based upon the probable or target outcome of the fiscal 2015 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2015 operating goal performance-related component as of the date the goals were set.

For additional description of the actual amounts earned for the fiscal 2015 PRSUs, see the “Compensation Discussion and Analysis—Fiscal 2017 Compensation—Earned Fiscal 2015 Awards (Fiscal 2015—2017)” section above.

**

Represents the grant date fair value for the market-related TSR component, which is not subject to probable or maximum outcome assumptions. The metric used to determine the number of PRSUs earned with respect to the TSR component is Cisco’s TSR compared to the S&P 500 Information Technology Index over a three fiscal year period, except that the TSR performance metric for: (i) the PRSUs awarded to Ms. Kramer in November 2014 cover the period starting December 1, 2014 through the end of fiscal 2017; and (ii) the PRSUs awarded to Mr. Chambers in July 2015 cover the period starting June 1, 2015 through the end of fiscal 2017. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component for the entire performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model.

The following table includes the assumptions used to calculate the grant date fair value of PRSU awards reported for fiscal 2017, 2016 and 2015.

		Assumptions (Operating Goal)			Assumptions (TSR Goal)
Fiscal 2017	Fair Value ($)	Range of Risk Free Interest Rate (%)	Dividend Yield (%)	Fair Value ($)	Cisco Volatility (%)	Risk Free Interest Rate (%)	Dividend Yield (%)
9/21/2016 PRSUs	28.02	0.12 - 0.92	3.32	30.35	20.82	0.90	3.32
Year 2 of 9/9/2015 PRSUs	29.29	0.12 - 0.79	3.32	N/A	N/A	N/A	N/A
Year 3 of 9/10/2014 PRSUs	30.32	0.12 - 0.61	3.32	N/A	N/A	N/A	N/A

Fiscal 2016
9/9/2015 PRSUs	23.45	0.02 - 1.06	3.24	24.37	21.81	1.02	3.24
Year 2 of 9/10/2014 PRSUs	24.27	0.02 - 0.75	3.24	N/A	N/A	N/A	N/A
Year 3 of 9/18/2013 PRSUs	25.10	0.02 - 0.39	3.24	N/A	N/A	N/A	N/A

Fiscal 2015
7/23/2015 PRSUs	N/A	N/A	N/A	27.58	20.31	0.72	3.00
5/28/2015 PRSUs (7/2015-7/2017)	N/A	N/A	N/A	28.07	22.04	0.68	2.86
5/28/2015 PRSUs (7/2015-7/2018)	N/A	N/A	N/A	28.27	23.48	1.02	2.86
5/28/2015 PRSUs (7/2016-7/2019)	N/A	N/A	N/A	28.28	25.67	1.28	2.86
11/21/2014 PRSUs	N/A	N/A	N/A	27.49	23.62	0.82	2.83
9/10/2014 PRSUs	22.67	0.0 - 1.08	3.05	22.99	24.36	1.01	3.05
Year 2 of 9/18/2013 PRSUs	23.41	0.0 - 0.57	3.05	N/A	N/A	N/A	N/A
Year 3 of 9/12/2012 PRSUs	24.17	0.0 - 0.09	3.05	N/A	N/A	N/A	N/A

(4)

The amounts listed in the Non-Equity Incentive Plan Compensation column for fiscal 2017, 2016 and 2015 reflect the cash awards paid under the EIP for performance in the applicable fiscal year. See the “Compensation Discussion and Analysis—Fiscal 2017 Compensation” section for a more complete description of how the variable cash incentive awards were determined for fiscal 2017.

(5)

For fiscal 2017, includes actual and estimated matching contributions by Cisco under the Deferred Compensation Plan, matching contributions that Cisco made under the 401(k) Plan, and other perquisites and personal benefits, as set forth in the table below.

Name	Matching Contributions under Deferred Compensation Plan ($) *	Matching Contributions under 401(k) Plan ($)	Other ($)
Charles H. Robbins	$53,141	$12,150	$88,665**
Kelly A. Kramer	$31,845	$12,150	—
Chris Dedicoat	—	$12,150	$29,732***
John T. Chambers	—	$11,925	—
Rebecca Jacoby	$46,331	$11,925	—

*

This includes matching contributions related to fiscal 2017 salary and non-equity incentive plan compensation deferred during calendar year 2016 as well as fiscal 2017 salary and non-equity incentive plan compensation deferred during calendar year 2017 that is expected to be credited at the end of calendar year 2017. See the “Nonqualified Deferred Compensation—Fiscal 2017” section for more information.

**

The amount listed in the “All Other Compensation” column for fiscal 2017 for Mr. Robbins also includes security expenses relating to non-business travel and spousal travel while accompanying Mr. Robbins on a business trip. Cisco does not consider these security expenses to be personal benefits since these expenses arise from the nature of Mr. Robbins’ employment by Cisco. However, the disclosure regulations require certain security expenses to be reported as personal benefits. The amount reported for such security expenses is the incremental cost to Cisco of providing security personnel employed by the Company and third-party security vendors. For Cisco security personnel, the incremental cost includes meals, lodging and travel. Compensation is not included because Cisco already incurs that cost for business purposes. For third-party security vendors, the incremental cost is their actual cost. A portion of this amount for Mr. Robbins was originally incurred in Great British Pounds, Euros and Hungarian Forints and converted to U.S. dollars using the following exchange rates, as applicable, which were in effect on the last day of fiscal 2017: Great British Pounds: 1.31038, Euros: 1.17221, and Hungarian Forints: 0.00384. The amount listed for Mr. Robbins also includes $68,605 in mortgage interest assistance payments that were made pursuant to Cisco’s domestic relocation policy for Senior Vice Presidents and above in connection with Mr. Robbins’ relocation within the United States in fiscal 2013. In addition, the amount listed for Mr. Robbins includes reimbursement for personal expenses in connection with a business trip to recognize sales personnel achievements where the presence of spouses/partners was expected.

In fiscal 2017, occasionally, guests of Mr. Robbins were permitted to ride along on Cisco’s leased corporate aircraft when the aircraft was already going to a specific destination for a business purpose, provided there was no more than a de minimis incremental cost. In fiscal 2017, Mr. Robbins was also permitted to occasionally use the aircraft for non-business travel, subject to availability and reimbursing Cisco for the incremental cost of the flight. See the “Compensation Discussion and Analysis—Fiscal 2017 Compensation—Perquisites” section for the method Cisco used in determining the reimbursable incremental cost for personal use.

***

Mr. Dedicoat was reassigned to the U.S. from the United Kingdom in October 2015. The amount listed in the “All Other Compensation” column for Mr. Dedicoat for fiscal 2017 also includes certain tax, living and travel benefits received or expenses incurred in fiscal 2016 under Cisco’s international assignment and relocation policy for Senior Vice Presidents and above that were not recognized or paid until 2017. The amount listed for Mr. Dedicoat also includes reimbursement for partner travel and personal expenses in connection with a business trip to recognize sales personnel achievements and a business trip to the 2016 Summer Olympics for Cisco promotional purposes, in each case where the presence of spouses/partners was expected.

(6)

In connection with her appointment to CFO and as consideration for a waiver of all remaining benefits due to Ms. Kramer after December 31, 2014 pursuant to a prior offer letter, the Compensation Committee approved the payment to Ms. Kramer of $1,000,000, with $500,000 payable in January 2015 and the balance payable in January 2016, subject to her continued employment with Cisco on each payment date.

The following table provides information on cash-based performance awards, stock unit awards and stock option awards in fiscal 2017 to each of Cisco’s named executive officers. There can be no assurance that the Grant Date Fair Value, as listed in this table, of the Stock Unit and Stock Option Awards will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table.

Grants of Plan-Based Awards—Fiscal 2017

								All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (1)	Maximum (#)
Charles H. Robbins	(3)	—	$2,671,257	$6,411,016
	9/21/16(4)				—	347,000	520,500				$6,886,235
	9/21/16(5)							118,600			$3,384,192
Kelly A. Kramer	(3)	—	$992,250	$2,381,400
	9/21/16(4)				—	192,800	289,200				$3,826,123
	9/21/16(5)							65,900			$1,880,424
Chris Dedicoat	(3)	—	$969,830	$2,327,593
	9/21/16(4)				—	154,300	231,450				$3,062,078
	9/21/16(5)							52,800			$1,506,622
John T. Chambers	(3)	—	—	—
	9/21/16(4)				—	90,000	135,000				$1,786,058
	9/21/16(5)							30,800			$878,863
Rebecca Jacoby	(3)	—	$747,500	$1,794,000
	9/21/16(4)				—	80,700	121,050				$1,601,499
	9/21/16(5)							80,700			$2,302,734

(1)

Each of the awards will vest in full (at target levels for PRSUs) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. In addition, pursuant to a Compensation Committee policy which can be revoked or changed at any time, if the holder of an award dies or becomes terminally ill, his or her award will generally vest in an amount equal to the greater of 100% of the unvested shares subject to the award (at target levels for PRSUs) up to a total value of $10 million, net of aggregate exercise or purchase price, or up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to the award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

(2)

Excludes the grant date fair value for the operating goal performance-related component of the fiscal 2016 and fiscal 2015 awards based on the probable or target outcome of the fiscal 2017 operating goal performance-related component because these PRSUs were not awarded in fiscal 2017. The amounts included in the “Stock Awards” column of the Summary Compensation Table for fiscal 2017 related to the PRSUs awarded in fiscal 2016 and 2015 in aggregate are as follows: $2,603,064 for Mr. Robbins; $1,378,026 for Ms. Kramer; $1,237,423 for Mr. Dedicoat; $3,606,056 for Mr. Chambers; and $851,875 for Ms. Jacoby.

(3)

These rows represent possible payouts pursuant to the annual cash incentive awards under the EIP for fiscal 2017. The EIP did not contain any threshold value for fiscal 2017. For more information about these payments, see the “Compensation Discussion and Analysis” section.

•	For Mr. Robbins, the target and maximum values are calculated by multiplying 225% (target) and 540% (maximum), respectively, by his pro-rated annual base salary in effect during fiscal 2017.

•

For Ms. Kramer and Mr. Dedicoat, the target and maximum values are calculated by multiplying 135% (target) and 324% (maximum), respectively, by her annual base salary during fiscal 2017 and his pro-rated annual base salary in effect during fiscal 2017, respectively.

•	For Ms. Jacoby, the target and maximum values are calculated by multiplying 115% (target) and 276% (maximum), respectively, by her annual base salary during fiscal 2017.

•	Mr. Chambers does not participate in the EIP.

(4)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the fiscal 2017 performance period, as further described in the “Compensation Discussion and Analysis” section. In September 2016, each named executive officer was awarded PRSUs under the 2005 Stock Incentive Plan, which are subject to the satisfaction of pre-determined performance metrics based on operating cash flow, EPS and relative TSR over the three fiscal year performance cycle starting with fiscal 2017, with a maximum award equal to 150% of the target grant. There was no threshold number for these PRSUs for fiscal 2017. The potential awards were performance-based and were completely at risk. For additional detail on the grant date fair value of the PRSUs, see footnote 3 to the Summary Compensation Table above.

(5)

Granted under the 2005 Stock Incentive Plan and vests in 25% increments on November 20, 2017, and annually for the next 3 years. Each award is settled in shares on each vesting date, except for the award to Mr. Robbins for which he elected to defer settlement until his separation from service with Cisco in accordance with Code Section 409A.

The following table shows the number of Cisco common shares covered by exercisable and unexercisable stock options, and the number of Cisco unvested restricted stock units, held by Cisco’s named executive officers as of July 29, 2017.

Outstanding Equity Awards At 2017 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) *	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
Charles H. Robbins
					134,903	(4)	$4,252,143
					40,025	(1)	$1,261,588
					76,400	(3)	$2,408,128
					94,650	(11)	$2,983,368
					118,600	(13)	$3,738,272
								374,500	(12)	$11,804,240
								347,000	(14)	$10,937,440
Kelly A. Kramer					43,998	(4)	$1,386,817
					70,393	(6)	$2,218,787
					12,500	(1)	$394,000
					25,000	(2)	$788,000
					25,000	(3)	$788,000
					17,500	(5)	$551,600
					58,275	(11)	$1,836,828
					65,900	(13)	$2,077,168
								230,500	(12)	$7,265,360
								192,800	(14)	$6,077,056
Chris Dedicoat
					43,998	(4)	$1,386,817
					8,333	(8)	$262,656
					12,500	(1)	$394,000
					25,000	(3)	$788,000
					12,500	(5)	$394,000
					50,000	(7)	$1,576,000
					51,000	(11)	$1,607,520
					52,800	(13)	$1,664,256
								25,000	(9)	$788,000
								201,700	(12)	$6,357,584
								154,300	(14)	$4,863,536
John T. Chambers
					456,455	(4)	$14,387,462
					48,948	(10)	$1,542,841
					51,000	(11)	$1,607,520
					30,800	(13)	$970,816
								201,700	(12)	$6,357,584
								90,000	(14)	$2,836,800
Rebecca Jacoby
					57,198	(4)	$1,802,881
					6,250	(8)	$197,000
					15,625	(1)	$492,500
					25,000	(2)	$788,000
					32,500	(3)	$1,024,400
					37,500	(7)	$1,182,000
					80,400	(11)	$2,534,208
					80,700	(13)	$2,543,664
								18,750	(9)	$591,000
								107,200	(12)	$3,378,944
								80,700	(14)	$2,543,664

*

The market values of the RSUs that have not vested and the unearned PRSUs are calculated by multiplying the number of units shown in the table by the closing share price of Cisco common stock on July 28, 2017, which was $31.52.

Vesting Schedule for Unvested Restricted Stock Units

Note	Grant Dates	Incremental Vesting Dates
(1)	9/18/13	25% on 9/11/14; 25% annually for next 3 years
(2)	5/29/14	25% on 6/11/15; 25% annually for next 3 years
(3)	9/10/14	25% on 9/11/15; 25% annually for next 3 years
(4)	9/10/14

Represents shares earned and settled on 9/11/17 under fiscal 2015 PRSUs based on Cisco’s performance through the end of the three-year performance period covering fiscal 2015, fiscal 2016 and fiscal 2017 and the executive officer’s employment through settlement date. These shares were earned following certification of the operating and TSR performance goals under the fiscal 2015 PRSUs by the Compensation Committee and the service requirement being satisfied.

(5)	11/21/14	25% on 11/20/15; 25% annually for next 3 years
(6)	11/21/14

Represents shares earned and settled on 9/11/17 under PRSUs based on Cisco’s TSR relative to the S&P 500 Information Technology Index over the period starting December 1, 2014 through the end of fiscal 2017 and the executive officer’s employment through the settlement date. These shares were earned following certification of the TSR performance goals under the PRSUs by the Compensation Committee and the service requirement being satisfied.

(7)	5/28/15	One-third on 9/11/17; one-third annually for next 2 years
(8)	5/28/15

PRSUs that are earned and settled subject to: (i) Cisco’s TSR relative to the S&P 500 Information Technology Index with the performance period divided over three separate measurement periods with (a) one-third covering the two-year period from the beginning of fiscal 2016 to the end of fiscal 2017 (the “First Measurement Period”), (b) one-third covering the three-year period from the beginning of fiscal 2016 to the end of fiscal 2018 (the “Second Measurement Period”) and (c) one-third covering the three-year period from the beginning of fiscal 2017 to the end of fiscal 2019 (the “Third Measurement Period”) and (ii) the executive officer’s employment through each applicable settlement date. Represents shares earned and settled on 9/11/2017 under such PRSUs for the First Measurement Period based on Cisco’s relative TSR performance during this period and the executive officer’s employment through the settlement date. These shares were earned following certification of the TSR performance goals by the Compensation Committee and the service requirement being satisfied. The portion of the award that is earned subject to Cisco’s relative TSR performance during the Second Measurement and Third Measurement Period is described in the “Number of Unearned Shares, Units or Other Rights That Have Not Vested” column and Note 9.

(9)	5/28/15

PRSUs that are earned and settled subject to the vesting schedule described in Note 8. The number of shares and potential payout value for the PRSUs for the Second Measurement Period reflect payout at target since Cisco’s relative TSR performance for the first and second years of the Second Measurement Period did not exceed the target level. The number of shares and potential payout value for the PRSUs for the Third Measurement Period reflect payout at threshold since Cisco’s relative TSR performance for the first year of the Third Measurement Period did not exceed the threshold level. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof. The portion of the award that is earned subject to Cisco’s relative TSR performance during the First Measurement Period is described in the “Number of Shares or Units of Stock That Have Not Vested” column and Note 8.

(10)	7/23/15

Represents shares earned and settled on 9/11/17 based on PRSUs subject to Cisco’s TSR relative to the S&P 500 Information Technology Index over the period starting June 1, 2015 through the end of fiscal 2017 and the executive officer’s employment through the settlement date. These shares were earned following certification of the TSR performance goals under the PRSUs by the Compensation Committee and the service requirement being satisfied.

(11)	9/9/15	25% on 9/11/16; 25% annually for next 3 years
(12)	9/9/15

PRSUs that are earned and settled on 9/11/18 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2016, fiscal 2017 and fiscal 2018; (ii) Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal 2016, fiscal 2017 and fiscal 2018; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at target since Cisco’s operating performance and relative TSR performance for the first two years of the three-year performance period did not exceed target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(13)	9/21/16	25% on 11/20/17; 25% annually for next 3 years
(14)	9/21/16

PRSUs that are earned and settled on 11/20/19 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2017, fiscal 2018 and fiscal 2019; (ii) Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal 2017, fiscal 2018 and fiscal 2019; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at target since Cisco’s operating performance and relative TSR performance for the first year of the three-year performance period did not exceed target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

The following table shows the number of shares acquired by each of the named executive officers during fiscal 2017 through stock option exercises and vesting of restricted stock units (including restricted stock units granted upon the satisfaction of a performance condition). The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of Cisco’s common stock at exercise and the option exercise price, and as calculated, in the case of restricted stock units, based on the closing share price of Cisco’s common stock on the NASDAQ Global Select Market on the vesting date.

Option Exercises and Stock Vested—Fiscal 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles H. Robbins	—	—	359,011	$11,075,489
Kelly A. Kramer	—	—	129,758	$4,010,172
Chris Dedicoat	—	—	186,083	$5,749,473
John T. Chambers	291,666	$2,240,520	501,362	$15,467,018
Rebecca Jacoby	—	—	154,403	$4,776,333

The following table shows the contributions and earnings during fiscal 2017, and account balance as of July 29, 2017, for named executive officers under the Deferred Compensation Plan or the 2005 Stock Incentive Plan, as the case may be.

Nonqualified Deferred Compensation—Fiscal 2017

Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Charles H. Robbins	Deferred Compensation Plan	$59,365	$53,141	$3,317	—	$185,745
Kelly A. Kramer	Deferred Compensation Plan	$43,817	$31,845	$1,525	—	$77,187
Chris Dedicoat	—	—	—	—	—	—
John T. Chambers	—	—	—	—	—	—
Rebecca Jacoby	Deferred Compensation Plan	$325,000	$46,331	$218,097	—	$3,501,502

(1)

The executive contribution amounts under the Deferred Compensation Plan were included in fiscal 2017 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, as applicable.

(2)

These amounts were included in the “All Other Compensation” column of the Summary Compensation Table. Matching contributions under the Deferred Compensation Plan are made to eligible participants following the end of each calendar year. Generally, the matching contribution rate for calendar year 2017 will be, and the matching contribution rate for calendar year 2016 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit for each calendar year ($270,000 for 2017 and $265,000 for 2016), with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2017 and 2016 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan. The amounts in this column reflect the sum of (i) actual calendar year 2016 matching contributions, excluding the portion of those contributions related to deferrals of fiscal 2016 salary and non-equity incentive plan compensation, and (ii) estimated calendar year 2017 matching contributions related to deferrals of fiscal 2017 salary and non-equity incentive plan compensation during calendar year 2017 that are expected to be credited to the accounts of the named executive officers at the end of calendar year 2017.

(3)	None of the amounts in this column is included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(4)

The following amounts included in this column for the Deferred Compensation Plan also have been reported in the Summary Compensation Table as compensation for fiscal 2017 or a prior fiscal year: Mr. Robbins, $181,064; Ms. Kramer, $75,662; and Ms. Jacoby, $371,331.

The Deferred Compensation Plan, which became effective on June 25, 2007, is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary (up to 75%), commissions and/or eligible bonuses (up to 100%) in a manner similar to the way in which the 401(k) Plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of Cisco’s management employees, which group includes each of Cisco’s named executive officers.

Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the 401(k) Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: Fidelity Money Market Fund; iShares Core Total U.S. Bond Market ETF Trust; SPDR S&P 500 ETF Trust; SPDR S&P MidCap 400 ETF Trust; iShares Russell 2000 Index Fund; iShares MSCI EAFE Index Fund; BlackRock LifePath Index Retirement Fund; BlackRock LifePath Index 2020 Fund; BlackRock LifePath Index 2030 Fund; BlackRock LifePath Index 2040 Fund; and BlackRock LifePath Index 2050 Fund.

In addition, Cisco may credit additional matching amounts to a participant’s account for any plan year as determined by the Compensation Committee. For calendar years 2017 and 2016, there are matching contributions on deferrals over the Internal Revenue Service limitation on compensation that may be taken into account under the 401(k) Plan ($270,000 for 2017 and $265,000 for 2016). Generally, the matching contribution rate for calendar year 2017 will be, and the matching contribution rate for calendar year 2016 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit, with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2017 and 2016 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan.

Distributions are made in accordance with elections filed by participants at the time of their deferral elections and distributions are expected to occur on specified future distribution dates or after participant’s separation of service.

Under the 2005 Stock Incentive Plan, at the election of an eligible employee, the settlement of vested shares underlying RSUs may be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. Commencing with the fiscal 2016 annual equity grants, vested and deferred time-based RSUs shall be credited with dividend equivalents.

Potential Payments upon Termination or Change in Control

Acceleration of Equity Awards.

As described above in the “Compensation Discussion and Analysis” section, each outstanding award to all employees under the 2005 Stock Incentive Plan that is subject to vesting provisions, and each PRSU awarded from time to time, will vest in full (at target levels for PRSUs) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. The Plan Administrator may also provide that each outstanding award will vest in full and, if applicable, become immediately exercisable in the event Cisco is acquired by merger or asset sale, or there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. However, we eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.

The Compensation Committee has adopted a policy (the “Death and Terminal Illness Policy”) that applies to each outstanding award to all employees (other than as described in this paragraph) and that can be revoked or changed at any time. Pursuant to this policy, if the holder of such an award dies or becomes terminally ill, his or her aggregate awards will generally vest in an amount (at target levels for PRSUs) equal to the greater of (a) 100% of the unvested shares subject to the awards up to a total value of $10 million, net of aggregate exercise or purchase price, or (b) up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to each award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

The table below sets forth the intrinsic values that the continuing named executive officers would derive in the event of (a) a hostile change in control of Cisco or change in control in which the awards are not assumed or replaced by the acquiror, (b) the death or terminal illness of the named executive officer, or (c) the retirement of the named executive officer, that in each case hypothetically occurred on the last business day of fiscal 2017. For RSUs and PRSUs, the intrinsic value is based upon the fiscal 2017 year-end closing share price of Cisco common share of $31.52, and for stock options, the value is based on such $31.52 minus the exercise price of the applicable stock option.

Potential Payments—Accelerated Equity Awards

	Hostile Change in Control or Change in Control in Which Awards Are Not Assumed or Replaced by Acquiror			Death or Terminal Illness (1)			Retirement (2)
Name	Intrinsic Value of Accelerated Stock Options ($)	Intrinsic Value of Accelerated Restricted Stock Units and PRSUs ($)	Total Intrinsic Value of Accelerated Equity Awards ($)	Intrinsic Value of Accelerated Stock Options ($)	Intrinsic Value of Accelerated Restricted Stock Units and PRSUs ($)	Total Intrinsic Value of Accelerated Equity Awards ($)	Intrinsic Value of PRSUs ($)
Charles H. Robbins	—	$37,965,052	$37,965,052	—	$10,000,000	$10,000,000	$—
Kelly A. Kramer	—	$24,523,726	$24,523,726	—	$10,000,000	$10,000,000	$—
Chris Dedicoat	—	$20,796,896	$20,796,896	—	$10,000,000	$10,000,000	$9,110,698
John T. Chambers	—	$30,979,274	$30,979,274	—	$19,985,098	$19,985,098	$22,340,840
Rebecca Jacoby	—	$17,718,180	$17,718,180	—	$10,000,000	$10,000,000	$—

(1)

Represents the greater of (i) the intrinsic value of full acceleration of unvested stock options, RSUs and PRSUs, up to the limit of $10 million, assuming those awards were to be accelerated under the Death and Terminal Illness Policy or (ii) up to one year of vesting of unvested stock awards from the date of death or determination of terminal illness. These values have not been, and may never be, realized.

(2)

Represents the value of PRSUs assuming shares were earned based on actual performance for the portion of the performance period that has been completed and target performance for the remainder. These values have not been, and may never be, realized. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

Ownership of Securities

The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of July 29, 2017 for (i) each director and nominee, (ii) each holder of 5.0% or greater of Cisco common stock, (iii) Cisco’s CEO, CFO and the three most highly compensated executive officers (other than CEO and CFO) named in the “Summary Compensation Table” section, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of July 29, 2017 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 29, 2017, including, but not limited to, upon the exercise of options or the vesting of RSUs. References to RSUs in the footnotes of the table below include only RSUs outstanding as of July 29, 2017 that would vest or could settle on or within 60 days after July 29, 2017. PRSUs which vested and settled on September 11, 2017 upon satisfaction and certification of performance goals have been excluded because the vesting thereof was subject to material conditions other than the passage of time as of July 29, 2017. These PRSUs are referenced in the footnotes. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 4,982,625,505 shares of common stock outstanding on July 29, 2017 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after July 29, 2017.

Name	Number of Shares Beneficially Owned	Percent Owned
BlackRock, Inc. (1)	338,960,974	6.8%
The Vanguard Group (2)	333,734,544	6.7%
Carol A. Bartz (3)	255,016	*
M. Michele Burns (4)	80,942	*
Michael D. Capellas	126,941	*
John T. Chambers (5)	914,505	*
Amy L. Chang (6)	8,366	*
Chris Dedicoat (7)	71,631	*
Dr. John L. Hennessy (8)	80,899	*
Rebecca Jacoby (9)	71,174	*
Dr. Kristina M. Johnson (10)	31,129	*
Kelly A. Kramer (11)	259,381	*
Roderick C. McGeary (12)	122,721	*
Charles H. Robbins (13)	197,891	*
Arun Sarin (14)	66,489	*
Brenton L. Saunders (15)	5,252	*
Steven M. West (16)	72,225	*
All executive officers and directors as a group (18 Persons) (17)	2,576,194	*

*	Less than one percent.

(1)

Based on information set forth in a Schedule 13G filed with the SEC on January 23, 2017 by BlackRock, Inc. and certain related entities. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group and certain related entities. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)	Represents 252,388 shares held by the Carol Ann Bartz (Living) Trust and 2,628 shares held by Ms. Bartz’s spouse.

(4)	Includes 6,904 shares subject to fully vested deferred stock units.

(5)	Includes 17,000 shares subject to RSUs. Excludes 505,403 shares subject to PRSUs which vested on September 11, 2017 upon satisfaction and certification of performance goals.

(6)	Represents 8,366 shares subject to fully vested deferred stock units.

(7)	Includes 58,666 shares subject to RSUs. Excludes 52,331 shares subject to PRSUs which vested on September 11, 2017 upon satisfaction and certification of performance goals.

(8)	Represents 80,899 shares subject to fully vested deferred stock units.

(9)	Represents 71,174 shares subject to RSUs. Excludes 63,448 shares subject to PRSUs which vested on September 11, 2017 upon satisfaction and certification of performance goals.

(10)	Includes 15,634 shares subject to fully vested deferred stock units.

(11)	Includes 44,425 shares subject to RSUs. Excludes 114,391 shares subject to PRSUs which vested on September 11, 2017 upon satisfaction and certification of performance goals.

(12)	Includes 49,460 shares subject to fully vested deferred stock units.

(13)	Includes 109,775 shares subject to RSUs. Excludes 134,903 shares subject to PRSUs which vested on September 11, 2017 upon satisfaction and certification of performance goals.

(14)	Represents 14,189 shares held by a family trust and 52,300 shares subject to fully vested deferred stock units.

(15)	Includes 4,812 shares subject to fully vested deferred stock units.

(16)	Includes 66,562 shares held by the West-Karam Family Trust and 400 shares held by Mr. West’s spouse.

(17)

Includes 218,375 shares subject to fully vested deferred stock units and 462,100 shares subject to RSUs. Excludes 977,225 shares subject to PRSUs which vested on September  11, 2017 upon satisfaction and certification of performance goals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Cisco’s officers, directors and persons who own more than 10% of Cisco’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide Cisco with copies of all Section 16(a) forms that they file. As a matter of practice, Cisco’s administrative staff assists its officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on Cisco’s review of such forms in its possession and written representations from the officers and directors, Cisco believes that all Section 16(a) filing requirements were met during fiscal 2017.

AUDIT COMMITTEE MATTERS

Proposal No. 6—Ratification of Independent Registered Public Accounting Firm

Cisco is asking the shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as Cisco’s independent registered public accounting firm for the fiscal year ending July 28, 2018. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Cisco’s and its shareholders’ best interests.

The Audit Committee is directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent registered public accounting firm retained to audit Cisco’s consolidated financial statements. The Audit Committee has appointed PwC as Cisco’s independent registered public accounting firm for fiscal 2018 and is responsible for pre-approving all audit and permissible non-audit services to be provided by PwC. PwC has audited Cisco’s consolidated financial statements annually since fiscal 1988. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chairman and other members of the Audit Committee are directly involved in the selection of PwC’s new lead engagement partner, including the most recent selection of PwC’s lead engagement partner for the period of service beginning with fiscal 2014. The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as Cisco’s independent registered public accounting firm is in the best interests of Cisco and its shareholders. Representatives of PwC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Cisco by PwC for professional services rendered for the fiscal years ended July 29, 2017 and July 30, 2016:

Fee Category	Fiscal 2017 Fees	Fiscal 2016 Fees
Audit Fees	$22,270,000	$21,906,000
Audit-Related Fees	2,590,000	6,935,000
Tax Fees	2,990,000	3,585,000
All Other Fees	50,000	74,000

Total Fees	$27,900,000	$32,500,000

Audit Fees

Consists of fees billed for professional services rendered for the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required by statute or regulation (including for fiscal 2016 audits of stand-alone financial statements for the SP Video CPE Business required in connection with its divestiture), and consultations concerning financial accounting and reporting standards.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $2,976,000 and $3,576,000 in fiscal 2017 and fiscal 2016, respectively. All other tax fees were $14,000 and $9,000 in fiscal 2017 and fiscal 2016, respectively.

All Other Fees

Consists of fees for professional services other than the services reported above, including permissible business process advisory and consulting services, and the translation of filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PwC to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 28, 2018.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for the 2017 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its 2017 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Steven M. West, Chairperson

M. Michele Burns

Roderick C. McGeary

Arun Sarin

Form 10-K

CISCO WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF CISCO’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 29, 2017, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: CISCO SYSTEMS, INC., 170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT INVESTOR.CISCO.COM.

Certain Relationships and Transactions with Related Persons

Review, Approval or Ratification of Transactions with Related Persons

Cisco’s Board of Directors has adopted a written related person transactions policy. The Audit Committee (or other committee designated by the Nomination and Governance Committee) reviews transactions that may be “related-person transactions,” which are transactions between Cisco and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of Cisco’s common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	employment-related compensation to executive officers that is determined by the Compensation Committee;

•	compensation to non-employee directors that is reported in Cisco’s proxy statement;

•	transactions with another company at which:

•	the related person’s only relationship is as a beneficial owner of less than 10% of that company’s shares or as a limited partner holding interests of less than 10% in such partnership;

•

the related person is an employee (other than an executive officer) and/or a director, if the aggregate amount involved in a Cisco fiscal year does not exceed the greater of $1 million or 2% of that company’s total annual revenues; or

•

the related person is the beneficial owner of less than a majority interest in that company (if the related person is solely related to Cisco because of its beneficial ownership of greater than 5% of Cisco’s common stock);

•

charitable contributions, grants or endowments to the Cisco Foundation or by Cisco or the Cisco Foundation to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in a Cisco fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;

•	transactions where the related person’s interest arises solely from the ownership of publicly traded securities issued by Cisco and all holders of such securities receive proportional benefits;

•	transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	transactions where the rates or charges involved are determined by competitive bids;

•	transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	ordinary course business travel and expenses, advances and reimbursements; and

•

payments made pursuant to (i) directors and officers insurance policies, (ii) Cisco’s articles of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by Cisco’s Board of Directors, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by Cisco’s disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through Cisco’s COBC or other Cisco policies and procedures and reported to the Audit Committee (or other designated committee). That committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction.

Certain Transactions with Related Persons

In September 2008, the Board of Directors adopted a travel policy whereby John T. Chambers, Cisco’s Executive Chairman, is generally required to utilize a private aircraft for business travel because his responsibilities on behalf of Cisco entail substantial national and international travel. Commencing with expenses incurred in September 2008, Mr. Chambers is reimbursed solely for business expenses incurred in the operation of a private plane when used for Cisco business, provided such expenses do not exceed the market rate charged for equivalent commercial charter travel. For such business travel expenses incurred in fiscal 2017, there are approximately $2.5 million of reimbursements to Mr. Chambers under this policy.

A son of Executive Vice President, Worldwide Sales and Field Operations, Chris Dedicoat, is employed by Cisco as a partner account manager in Cisco’s finance organization based in the United Kingdom. Mr. Dedicoat’s son received total compensation of approximately $180,000 for fiscal 2017. The total compensation includes salary, commissions, stock awards and other compensation.

A sister of Senior Vice President and Chief of Operations, Rebecca Jacoby, is employed by Cisco as a vice president within Cisco’s sales organization based in California. Ms. Jacoby’s sister received total compensation of approximately $1.3 million for fiscal 2017. The total compensation includes salary, non-equity incentive plan compensation, stock awards and other compensation.

A sister-in-law of Rebecca Jacoby is employed as an account executive by a company which provides management consulting services to Cisco. Ms. Jacoby’s sister-in-law was directly involved in transactions between Cisco and her employer for which Cisco paid a total of approximately $660,000 during fiscal 2017, and her interest in those transactions was approximately $260,000. Ms. Jacoby had no direct involvement in these transactions.

A son of Senior Vice President and Chief Marketing Officer, Karen Walker, is employed by Cisco as a consultant within Cisco’s sales organization based in California. Ms. Walker’s son received total compensation of approximately $176,000 for fiscal 2017. The total compensation includes salary, non-equity incentive plan compensation, stock awards and other compensation.

Proposal No. 7—Shareholder Proposal

The Unitarian Universalist Association, a beneficial owner of 10,906 shares of Cisco common stock, joined by two other filers (whose names, addresses and shareholdings will be provided by Cisco promptly upon receipt by Cisco Investor Relations of any oral or written request), has notified us that it intends to present the following proposal at the meeting:

Shareholder Proposal

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether Cisco’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Cisco Systems, Inc. (“Cisco”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Cisco used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Cisco’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Cisco is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Cisco’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation. Cisco spent $4.67 million in 2015 and 2016 on direct federal lobbying activities. This figure does not include expenditures to influence legislation in states, where Cisco also lobbies but disclosure is uneven or absent. For example, Cisco reportedly lobbies in 34 states (“Amid Federal Gridlock, Lobbying Rises in the States,” Center for Public Integrity, February 11, 2016). Cisco’s federal lobbying has attracted media scrutiny (“Here’s How Much Silicon Valley’s 6 Biggest Companies Spent on Lobbying in 2016,” Silicon Valley Business Journal, January 25, 2017), as has its international lobbying (“US Tech Groups Lobby Netherlands to Resist EU Tax Reforms, Finfacts, August 30, 2016).

Cisco lists its membership in the Chamber of Commerce, which has spent over $1.3 billion on lobbying since 1998. But Cisco fails to comprehensively disclose all of its major trade association memberships, such as its membership in the Business Roundtable, which spent $34.95 million on lobbying in 2015 and 2016. Nor does Cisco disclose its payments to trade associations or the amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Cisco’s long-term interests. For example, Cisco was recognized “Green Power Partner of the Year” by the EPA in 2016, yet the Chamber has sued the EPA to block the Clean Power Plan. We question if Cisco’s membership in the Chamber presents reputational risk on the issue of addressing climate change.

Cisco’s Statement in Opposition to Proposal

The Board of Directors has considered this proposal and believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

While Cisco supports the transparency and accountability themes mentioned in this proposal, Cisco believes that adopting this proposal is unnecessary and would not be in the best interests of Cisco or its shareholders. In our view, the disclosure Cisco already provides on its own website regarding its public policy engagement approach, Cisco’s compliance with existing disclosure laws and regulations relating to lobbying, and the voluntary restraints Cisco has long imposed on itself regarding the scope of its public policy-related activities provide a significant level of transparency and accountability to Cisco’s shareholders, thereby making adoption of this proposal unnecessary.

Because of the potential impact on Cisco’s business from both current as well as proposed laws and regulations, Cisco has long believed in the importance of participating in the public policy decision making process, provided such participation complies with regulations and related disclosure requirements. Information about Cisco’s public policy engagement approach, including its policy priorities, the limitations it imposes on itself relating to public policy-related activities, and the manner in which it discloses its public policy efforts, is disclosed on Cisco’s public website on a webpage entitled “Cisco’s Public Policy Engagements.” The URL (web address) for this webpage is the following: http://www.cisco.com/c/en/us/about/government-affairs/government-policy-issues/public-policy-engagements.html.

In part as a result of proactive engagement with its shareholders, Cisco regularly reviews and updates this webpage, and in our view the updated disclosure on the Public Policy Engagements webpage reflects Cisco’s commitment to be transparent and accountable with respect to its public policy-related activities. For example, in fiscal 2016 Cisco expanded disclosure around payments to trade associations, industry groups and certain other organizations, and in fiscal 2017 Cisco included links to its federal lobbying disclosure reports.

As disclosed on the Public Policy Engagements webpage, Cisco engages with governments at many different levels to help shape public policy and regulations that support the technology sector and help governments meet their goals. Cisco’s Government Affairs team develops and influences pro-technology public policies and regulations. Working collaboratively with industry stakeholders and association partners, the team builds relationships with government leaders to influence policies that affect Cisco’s business and overall information technology (IT) adoption, and to help shape policy decisions at a global, national, state and local level. Cisco’s Government Affairs team is comprised of former parliamentarians, regulators, senior U.S. government officials, and government affairs professionals who help Cisco promote and protect the use of technology around the world.

As to disclosure of Cisco’s actual lobbying expenditures, links to Cisco’s federal expenditures can be viewed on the Public Policy Engagements webpage, and its California expenditures can be viewed on the http://cal-access.sos.ca.gov/lobbying website. In other states, disclosure reports concerning Cisco’s lobbying activities may be obtained from the websites of the applicable state governments. To the extent grassroots lobbying is covered by a particular state’s disclosure laws, those amounts are included in those reports.

As regards the scope of its public policy-related activities, Cisco voluntarily imposes on itself certain restraints. Cisco does not make contributions to political parties or other committees for the purpose of influencing the election of candidates to federal, state, or local public office. Cisco also does not engage in independent expenditures or electioneering communications, nor does it make payments to trade associations or other industry groups to be used specifically for political purposes. To ensure that trade associations and industry groups comply with this policy, Cisco’s policy is to inform all of its groups of this restriction by written communication on an annual basis. Cisco does occasionally make contributions in support of U.S. state and local and ballot measures on issues such as transportation or education that affect its operations. We disclose such contribution activity on the Public Policy Engagements webpage on a quarterly basis.

Additionally, Cisco has in place internal processes designed to ensure proper execution and accountability with respect to its public policy-related activities including lobbying. For example, Cisco’s Board of Directors reviews the Company’s political-related contributions on at least an annual basis and participates in regular discussions among the Board and with Cisco’s senior management concerning many core subjects including public policy matters. Cisco’s Government Affairs team is part of Cisco’s Government and Community Relations organization which reports directly to a member of Cisco’s executive leadership team which ensures appropriate management-level oversight of the team’s activities.

Cisco’s current disclosures and policies with regard to public policy-related activities, including lobbying, together with existing federal and state law-mandated disclosure requirements, provide a significant level of transparency and accountability to Cisco’s shareholders. Cisco believes that it has in place a robust system of transparency and accountability relating to decisions about public policy-related activities, and that Cisco resources are being used for these initiatives and objectives in a manner that is in the best interest of Cisco and its shareholders.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 7.

INFORMATION ABOUT THE MEETING

General Information

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Monday, December 11, 2017, on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, and at any adjournments or postponements of the annual meeting.

The annual meeting will be held for the following purposes:

•	To elect eleven members of Cisco’s Board of Directors (Proposal No. 1);

•	To approve the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 2);

•	To approve the amendment and restatement of the EIP (Proposal No. 3);

•	To vote on a non-binding advisory resolution to approve executive compensation (Proposal No. 4);

•	To vote on a non-binding advisory proposal on the frequency of holding future votes regarding executive compensation (Proposal No. 5);

•	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 28, 2018 (Proposal No. 6);

•	To vote upon a proposal submitted by shareholders, if properly presented at the annual meeting (Proposal No. 7); and

•	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

Cisco’s Board of Directors recommends that you vote:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 2);

•	FOR the approval of the amendment and restatement of the EIP (Proposal No. 3);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 4);

•	1 YEAR on the non-binding advisory proposal on the frequency of holding future votes regarding executive compensation (Proposal No. 5);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 28, 2018 (Proposal No. 6); and

•	AGAINST the proposal submitted by shareholders (Proposal No. 7).

Voting Rights

Only shareholders of record of Cisco common stock on October 13, 2017, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 4,951,782,317 shares of common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, except for Proposal No. 6, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the shares of common stock present or represented by proxy and voting at the meeting and also constitute at least a majority of the required quorum. Shareholders may not cumulate votes in the election of directors. Except for Proposal No. 5, the other proposals require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum. For the advisory vote in Proposal No. 5, the frequency —“1 Year,” “2 Years” or “3 Years” — receiving the highest number of affirmative votes will be determined to be the preferred frequency of holding future votes regarding executive compensation.

Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals, except for Proposal No. 5, has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of a proposal, except for Proposal No. 5, where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum. With respect to Proposal No. 5, abstentions and broker non-votes have no effect on the determination of which voting frequency (“1 Year,” “2 Years” or “3 Years”) receives the highest number of affirmative votes cast.

The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

You are entitled to attend the annual meeting if you were a shareholder of record or a beneficial owner of our common stock as of October 13, 2017, the record date, or you hold a valid legal proxy for the annual meeting. If you are a shareholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the annual meeting.

If your shares are registered in the name of a bank, brokerage firm or other holder of record (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability or voting instruction form provided by your record holder, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Registration will begin at 9:00 a.m. Pacific Time on the date of the annual meeting. If you do not provide picture identification and comply with the other procedures outlined above, you may not be admitted to the annual meeting. We recommend that you arrive early to ensure that you are seated by the commencement of the annual meeting.

Voting via the Internet, by Telephone or by Mail

Holders of shares of Cisco common stock whose shares are registered in their own name with Cisco’s transfer agent, Computershare Investor Services (“Computershare”), are record holders. As an alternative to voting in person at the annual meeting, record holders may vote via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. If you are a shareholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as follows:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 2);

•	FOR the approval of the amendment and restatement of the EIP (Proposal No. 3);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 4);

•	1 YEAR on the non-binding advisory proposal on the frequency of holding future votes regarding executive compensation (Proposal No. 5);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 28, 2018 (Proposal No. 6);

•	AGAINST the proposal submitted by shareholders (Proposal No. 7); and

•	in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Cisco shareholders whose shares are not registered in their own name with Computershare are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of Cisco’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the annual meeting.

For those shareholders who receive a Notice of Internet Availability of Proxy Materials (described in the “Internet Availability of Proxy Materials” section below), the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Cisco’s Secretary at Cisco’s principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described in the “Admission to Meeting” section above.

Proxy Solicitation and Costs

Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that Cisco may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. In addition, Cisco has retained Innisfree M&A Incorporated to act as a proxy solicitor in conjunction with the annual meeting. Cisco has agreed to pay that firm an estimated fee of $35,000 plus additional fees for telephone solicitation of proxies, if needed, and its customary out-of-pocket expenses, for proxy solicitation services. Proxies may also be solicited on behalf of the Board by directors, officers or employees of Cisco by telephone or in person, or by email or through the Internet. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.

Internet Availability of Proxy Materials

In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Cisco will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations, telephone (408) 227-2726.

Shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

Shareholder Proposals and Nominations for 2018 Annual Meeting of Shareholders

Requirements for Shareholder Proposals to Be Considered for Inclusion in Cisco’s Proxy Materials. Shareholders of Cisco may submit proposals on matters appropriate for shareholder action at meetings of Cisco’s shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Cisco’s proxy materials relating to its 2018 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than June 27, 2018. Such proposals should be delivered to Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134-1706 (and we encourage you to send a copy via email to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety calendar days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of shareholders). To be timely for the 2018 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by Cisco’s Secretary at the principal executive offices of Cisco between July 27, 2018 and August 26, 2018. However, in the event that the annual meeting is called for a date that is not within thirty calendar days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to Cisco’s Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

Requirements to Submit Candidates for Nomination to be Elected at the Annual Meeting. To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2018 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 27, 2018 and August 26, 2018 (or, if the 2018 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2017 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2018 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Requirements to Submit Candidates for Nomination and Inclusion in Cisco’s Proxy Materials. Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 28, 2018 and June 27, 2018 (or, if the 2018 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2017 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2018 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2018 annual meeting) at the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws.

In addition, the proxy solicited by the Board of Directors for the 2018 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which Cisco has not been provided with notice on or prior to August 26, 2018 and (ii) any proposal made in accordance with the bylaw provisions, if the 2018 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

Other Matters

The Board of Directors knows of no other matters to be presented for shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Evan Sloves

Secretary

Dated: October 23, 2017

Directions to Building 9 on Cisco’s San Jose Campus Cisco Systems, Inc. Building 9 260 East Tasman Drive San Jose. CA 95134 Getting to Building 9 on Cisco’s San Jose Campus from San Jose—Highway 880 Go north on Highway 880 toward Oakland and take the Montague Expressway exit. Keep left at the fork; follow signs for Montague Expressway West and merge onto Montague Expressway. Turn right on Zanker Road. Just before reaching Tasman Drive, turn right into the driveway of Cisco’s campus. Building 9 is the second building on the left Continue straight and follow the signs for “Event Parking PSI” to enter the parking structure located next to Building 9. Getting to Building 9 on Cisco’s San Jose Campus from San Francisco—Highway 101 Go south on Highway 101 toward San Jose and take the CA-237 East exit toward Alviso/Milpitas. Take the Zanker Road exit. Turn right on Zanker Road. Turn left on Tasman Drive. Turn right into the second driveway of Cisco’s campus. Building 9 is on the left. Continue straight to the back of the building and follow the signs for “Event Parking PSI” to enter the parking structure located behind Building 9. Getting to Building 9 on Cisco’s San Jose Campus from Oakland—Highway 880 Go south on Highway 880 toward San Jose and take the CA-237 West exit toward Mountain View. Take the Zanker Road exit. Turn left on Zanker Road. Turn left on Tasman Drive. Turn right into the second driveway of Cisco’s campus. Building 9 is on the left. Continue straight to the back of the building and follow the signs for “Event Parking PSI” to enter the parking structure located behind Building 9.

CISCO SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

EFFECTIVE AS OF DECEMBER 11, 2017

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CISCO SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

(Effective as of December 11, 2017)

SECTION 1. INTRODUCTION.

The Company’s shareholders approved the Cisco Systems, Inc. 2005 Stock Incentive Plan, as amended and restated and effective on December 11, 2017.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(e) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(f) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i) A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

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(ii) The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h) “Committee” means a committee described in Section 3.

(i) “Common Stock” means the Company’s common stock.

(j) “Company” means Cisco Systems, Inc., a California corporation.

(k) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(l) “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following shareholder approved transactions:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(m) “Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).

(n) “Director” means a member of the Board who is also an Employee.

(o) “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(p) “Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(s) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:

(i) If the Shares were traded over-the-counter or listed with NASDAQ on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system

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for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange on the date in question, the Fair Market Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(t) “Fiscal Year” means the Company’s fiscal year.

(u) “Grant” means any grant of an Award under the Plan.

(v) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(w) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(x) “Non-Employee Director” means a member of the Board who is not an Employee.

(y) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(aa) “Optionee” means an individual, estate or other entity that holds an Option.

(bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Participant” means an individual or estate or other entity that holds an Award.

(dd) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; and/or (xxxii) total shareholder return, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors (including subjective factors).

(ee) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

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(ff) “Plan” means this Cisco Systems, Inc. 2005 Stock Incentive Plan as amended and restated, and as it may be further amended from time to time.

(gg) “Previous Plan Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Cisco Systems, Inc. 1996 Stock Incentive Plan, the Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan or the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan.

(hh) “Re-Price” means that the Company has (i) lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s), whether through amendment, cancellation, or replacement grants, or any other means, or (ii) repurchased for cash outstanding Options and/or outstanding SARs when the Exercise Price is greater than the Fair Market Value of the underlying Shares.

(ii) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(jj) “SEC” means the Securities and Exchange Commission.

(kk) “Section 16 Persons” means those officers, directors or other persons who are subject to Section  16 of the Exchange Act.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(nn) “Share” means one share of Common Stock.

(oo) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(pp) “Stock Grant” means Shares awarded under the Plan.

(qq) “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(rr) “Stock Option Agreement” means the agreement described in Section  6 evidencing each Award of an Option.

(ss) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(tt) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(uu) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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(vv) “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation & Management Development Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Key Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option

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Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section  422(c)(5) of the Code are satisfied.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award or grant an Award upon the satisfaction of performance conditions. If performance conditions are included in Awards to Covered Employees, then such Awards may be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments subject to Performance Goals are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Employees who are not Covered Employees need not comply with the requirements of Code Section  162(m).

(f) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g) Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the expiration term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units

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shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within eighteen months after the date of termination of Service.

(h) Director Fees. Each Non-Employee Director may elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, a Non-Employee Director’s regular annual retainer shall not include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Non-Employee Director’s regular annual retainer (up to a limit of 100% of the Non-Employee Director’s regular annual retainer). The election must be made prior to the beginning of the annual board of directors’ cycle which shall be any twelve month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Stock Grant or Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitations. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 694,000,000 Shares, subject to adjustment pursuant to Section 11. Shares issued as Stock Grants, pursuant to Stock Units or pursuant to the settlement of dividend equivalents will count against the Shares available for issuance under the Plan as 1.5 Shares for every 1 Share issued in connection with the Award or dividend equivalent.

(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying such Awards, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. If a Previous Plan Award is forfeited or is terminated for any other reason before being exercised or settled, then the Shares underlying such Previous Plan Award shall again become available for Awards under this Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. In the event that withholding tax liabilities arising from an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall not be added to the Shares available for Awards under the Plan. In addition, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option or SAR shall not be available for subsequent Awards under the Plan and Shares repurchased on the open market with the proceeds of an Option exercise shall not again be made available for issuance under the Plan.

(c) Dividend Equivalents. Any dividend equivalents settled in Shares under the Plan shall be applied against the number of Shares available for Awards.

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(d) Share Limits.

(i) Limits on Options. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with ISOs shall be 694,000,000 Shares.

(ii) Limits on SARs. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with SARs shall be 694,000,000 Shares.

(iii) Limits on Stock Grants and Stock Units. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 5,000,000 Shares.

(iv) Limits on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a Fiscal Year to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director during such Fiscal Year for services on the Board, shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards under applicable financial accounting standards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer or other similar cash based payments (such as Awards received pursuant to an election under Section 4(h)). For the avoidance of doubt, neither Awards granted or compensation paid to a Non-Employee Director for services as an Employee or Consultant nor any amounts paid to a Non-Employee Director as a reimbursement of an expense shall count against the foregoing limitation.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be ten years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

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(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of an Option shall not, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES.

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) Surrender of Stock. Payment for all or any part of the Exercise Price or Options may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(ii) Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee’s sole discretion.

(iii) Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this

Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

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(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be ten years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding SARs unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of a SAR shall not, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall

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be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders, except that in the case of any unvested Shares that are subject to the Stock Grant, the holder shall not be entitled to any dividends and other distributions paid or distributed by the Company on the equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Shares may be credited with such dividends and other distributions provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any Shares that do not vest shall be forfeited. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holder of unvested Shares shall have the same voting rights and other rights as the Company’s other shareholders.

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Grant such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and

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conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Payment for Stock Units. Stock Units shall be issued without consideration.

(d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends and other distributions (whether in cash or other property) paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Any dividend equivalents credited with respect to Stock Units shall be settled only if, when and to the extent such Stock Units vest and are settled. The value of amounts payable with respect to Stock Units that do not vest shall be forfeited.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Unit such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

(i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i)

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shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i) the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii) the limits on Awards specified in Section 5;

(iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv) the Exercise Price under each outstanding SAR or Option.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CORPORATE TRANSACTION.

(a) Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 12(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall

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terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

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SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. To the extent the Board approves an amendment to the Plan that requires shareholder approval, the amendment to the Plan shall become effective upon its approval by Company shareholders. The Plan shall terminate at the Company’s 2021 Annual Meeting of Shareholders and may be terminated on any earlier date pursuant to this Section 15.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

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CISCO SYSTEMS, INC.

EXECUTIVE INCENTIVE PLAN

(As Amended and Restated Effective December 11, 2017)

1. PURPOSE

The purpose of the Plan is to motivate and reward eligible employees by making a portion of their cash compensation dependent on the achievement of certain Performance Goals related to the performance of Cisco Systems, Inc. (the “Company”) and its affiliates. The Plan is designed with the intention that the incentives paid hereunder to certain executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). The adoption of the Plan as to current and future covered employees (determined under Code Section 162(m)) and executive officers (within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended) is subject to the approval of the Company’s shareholders.

2. DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a) “Award” means the amount of a cash incentive payable under the Plan to a Participant with respect to a Performance Period.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Committee” means the Compensation and Management Development Committee of the Board or another Committee designated by the Board which is comprised of two or more “outside directors” as defined in Code Section 162(m).

(d) “Participant” means any officer or key employee of the Company who is designated as a Participant by the Committee.

(e) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; and /or (xxxii) total shareholder return, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors).

(f) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(g) “Plan” means this Cisco Systems, Inc. Executive Incentive Plan, as amended from time to time.

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3. ADMINISTRATION

The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including all decisions on eligibility to participate, the establishment of payment targets and the amount of the Awards payable under the Plan. The decisions of the Committee shall be final and binding on all parties making claims under the Plan. The Committee may delegate its administrative authority in whole or in part with respect to Awards issued to Participants who are not current or future covered employees or executive officers (each, as defined in Section 1).

4. ELIGIBILITY

Officers and key employees of the Company shall be eligible to participate in the Plan as determined at the sole discretion of the Committee.

5. AMOUNT OF AWARDS

With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant incentive target for each Performance Period and the Performance Goal or Goals to be met during such Performance Periods. With respect to Participants who are or may become subject to Code Section 162(m), the establishment of the Performance Period(s), the applicable Performance Goals and the targets shall occur in compliance with and to the extent required by the rules of Code Section 162(m).

The maximum amount of any Awards that can be paid under the Plan to any Participant during any fiscal year is $10,000,000. The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Performance Period. In addition, with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m), the Committee reserves the right, in its sole discretion, to increase the amount of an Award otherwise payable to a Participant with respect to any Performance Period.

6. PAYMENT OF AWARDS

(a) Unless otherwise determined by the Committee, a Participant must be employed on the date the Award is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion.

(b) Any distribution made under the Plan shall be made in cash and occur within a reasonable period of time after the end of the Performance Period in which the Participant has earned the Award but may occur prior to the end of the Performance Period with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m); provided, that no Award shall become payable to a Participant who is subject to the limitations of Code Section 162(m) with respect to any Performance Period until the Committee has certified in writing that the terms and conditions underlying the payment of such Award have been satisfied. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under section 409A of the Code, if the Committee waives the requirement that a Participant must be employed on the date the Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such requirement is waived or (ii) the end of the calendar year in which such requirement is waived.

7. GENERAL

(a) TAX WITHHOLDING. The Company shall have the right to deduct from all Awards any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes required to be withheld from any Award.

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(b) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(c) BENEFICIARIES. To the extent the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant’s death.

(d) NONTRANSFERABILITY. A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of a Participant’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(e) INDEMNIFICATION. Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided such loss, cost, liability or expense is not attributable to such person’s willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f) EXPENSES. The expenses of administering the Plan shall be borne by the Company.

(g) PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(h) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(i) INTENT. The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other Participants, the Plan may be operated without regard to the constraints of Code Section 162(m).

(j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law. No Award made under the Plan shall be intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

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(k) AMENDMENTS AND TERMINATION. The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided however, that any amendment of the Plan shall be subject to the approval of the Company’s shareholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic CISCO SYSTEMS, INC. voting instruction form. C/O PROXY SERVICES P.O. BOX 9142 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS FARMINGDALE, NY 11735 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E33063-P98138 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CISCO SYSTEMS, INC. The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4: 1. Election of Directors For Against Abstain Nominees: 1a. Carol A. Bartz ! ! ! For Against Abstain 1b. M. Michele Burns ! ! ! 2. Approval of amendment and restatement of the 2005 ! ! ! Stock Incentive Plan. 1c. Michael D. Capellas ! ! ! 3. Approval of amendment and restatement of the ! ! ! Executive Incentive Plan. 1d. Amy L. Chang ! ! ! 4. Approval, on an advisory basis, of executive compensation. ! ! ! The Board of Directors recommends you vote for 1 Year 2 Years 3 Years Abstain 1e. Dr. John L. Hennessy ! ! ! 1 YEAR on Proposal 5: 1f. Dr. Kristina M. Johnson ! ! ! 5. Recommendation, on an advisory basis, on the ! ! ! ! frequency of executive compensation votes. 1g. Roderick C. McGeary ! ! ! The Board of Directors recommends you vote FOR Proposal 6: For Against Abstain 1h. Charles H. Robbins ! ! ! 6. Ratification of PricewaterhouseCoopers LLP as Cisco’s ! ! ! independent registered public accounting firm for fiscal 2018. 1i. Arun Sarin ! ! ! The Board of Directors recommends you vote AGAINST Proposal 7 submitted by shareholders: 1j. Brenton L. Saunders ! ! ! 7. Approval to request an annual report relating to Cisco’s ! ! ! lobbying policies, procedures and activities. 1k. Steven M. West ! ! ! To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting. ! ! NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E33064-P98138 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ annual meeting to be held December 11, 2017 and the proxy statement, and appoints Charles H. Robbins and Evan Sloves or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Cisco to be held on December 11, 2017 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ELEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 6, 1 YEAR ON PROPOSAL 5, AND AGAINST PROPOSAL 7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side